PROSPECTUS	Filed Pursuant to Rule 424(b)(4)
Registration No. 333-258920

$100,000,000

WinVest Acquisition Corp.

10,000,000 Units

WinVest Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. We have not selected any specific target business and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any target business regarding a business combination with our company. Concurrent with the completion of our initial business combination, as described further below, we currently intend to combine with Insight Guru Inc., a business and financial information technology company (doing business as Trefis), which we refer to as “Trefis,” owner of www.Trefis.com and other proprietary machine learning algorithms, databases, methodologies, and related technologies, which is partially owned by members of our sponsor, WinVest SPAC LLC, and certain members of our board of directors (including our Chief Executive Officer). We will not, however, complete an initial business combination with only Trefis, and we cannot provide any assurance that such a business combination with Trefis will occur at all, even if we complete an initial business combination with another business.

This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one share of common stock, par value $0.0001, one right, and one warrant, as described in more detail in this prospectus. We refer to the rights included in the units as “rights” and the warrants included in the units as “warrants” or the “public warrants.” Each right entitles the holder thereof to receive one-fifteenth (1/15) of one share of common stock upon the consummation of an initial business combination, as described in the prospectus. Each warrant entitles the holder thereof to purchase one half (1/2) of one share of common stock at a price of $11.50 per whole share, subject to adjustment as described in the prospectus. We will not issue fractional shares. As a result, you must have 15 rights to receive a share of common stock at the closing of the initial business combination and exercise warrants in multiples of two warrants, at a price of $11.50 per full share, subject to adjustment as described in this prospectus, to validly exercise your warrants. Each warrant will become exercisable on the later of one year after the closing of this offering or the consummation of an initial business combination, and will expire five years from the consummation of our initial business combination, or earlier upon redemption. If we are unable to consummate a business combination within 15 months from the closing of this offering (or up to 21 months, if we extend the time to complete a business combination as described in this prospectus), we will redeem 100% of the public shares using the funds in the trust account described below. In such event, the rights and public warrants will expire and be worthless.

We have also granted Chardan Capital Markets, LLC, the representative of the underwriters, a 45-day option to purchase up to an additional 1,500,000 units (over and above the 10,000,000 units referred to above) solely to cover over-allotments, if any.

We will provide the holders of our outstanding shares of common stock that were sold as part of the units in this offering with the opportunity to redeem their shares of common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest (net of taxes payable), divided by the number of then outstanding shares of common stock that were sold as part of the units in this offering, which we refer to as our “public shares.”

Our sponsor, WinVest SPAC LLC and/or its designees, have committed to purchase from us an aggregate of 10,000,000 warrants (or 10,900,000 warrants if the over-allotment option is exercised in full) at a purchase price of $0.50 per warrant, or $5,000,000 (or $5,450,000 if the over-allotment option is exercised in full) in the aggregate. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. A portion of the proceeds we receive from these purchases equal to $3,000,000 (or $3,450,000 if the over-allotment option is exercised in full) will be placed in the trust account as described in this registration statement so that at least $10.10 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part. We refer to these warrants throughout this prospectus as the “private warrants.” Each private warrant is identical to the public warrants sold in this offering.

There is presently no public market for our units, shares of common stock, rights or warrants. Our units have been approved for listing on The Nasdaq Capital Market, or Nasdaq, under the symbol “WINVU.” The common stock, rights and warrants comprising the units will begin separate trading on the 30th day following the date of this prospectus unless Chardan Capital Markets, LLC, the representative of the underwriters, informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading as described in this prospectus, the shares of common stock, rights and warrants will be traded on Nasdaq under the symbols “WINV,” “WINVR” and “WINVW,” respectively. We cannot assure you that our securities will continue to be listed on Nasdaq after this offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and therefore will be subject to reduced reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 24 in this prospectus for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds, before Expenses, to us
Per Unit	$10.00	$ 0.55 (1)	$9.45
Total	$100,000,000	$5,500,000	$94,500,000

(1) Includes $3,500,000, or $0.35 per unit, equal to 3.5% of the gross proceeds of this offering (or $4,025,000 if the underwriters’ over-allotment option is exercised in full) payable to the underwriters as deferred underwriting discounts and commissions from the funds to be placed in the trust account described in this prospectus. The deferred underwriting discounts and commissions will be released to the underwriters upon consummation of an initial business combination, as described in this prospectus. If the business combination is not consummated, such deferred underwriting discounts and commissions will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

Upon consummation of the offering, $10.10 per unit sold to the public in this offering (whether or not the underwriters’ over-allotment option has been exercised in full or part) will be deposited into a United States-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Such amount includes $3,500,000, or $0.35 per unit per unit (or $4,025,000 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters as deferred underwriting discounts and commissions. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of our initial business combination and our redemption of the shares of common stock sold in this offering upon our failure to consummate a business combination within the required period.

The underwriters are offering the units on a firm commitment basis. Chardan Capital Markets, LLC, acting as the representative of the underwriters, expects to deliver the units to purchasers on or about September 17, 2021.

Sole Book-Running Manager

Chardan

September 14, 2021

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, references to:

●	“we,” “us” or “our company” refer to WinVest Acquisition Corp.;

●	our “founders” refer to Manish Jhunjhunwala and Jeff LeBlanc;

●	“insider shares” refer to the 2,875,000 shares of common stock held or controlled by our sponsor (as defined below) prior to this offering, which include up to an aggregate of 375,000 shares of common stock subject to forfeiture by our sponsor and insiders (as defined below) to the extent that the underwriters’ over-allotment option is not exercised in full or in part;

●	“initial stockholders” refers to holders of our insider shares immediately prior to this offering;

●	our “insiders” refer to our officers and directors, as of the date of this registration statement, and our sponsor;

●	our “management” or our “management team” refer to our officers and directors;

●	“private warrants” refer to the 10,000,000 warrants (or 10,900,000 warrants if the over-allotment option is exercised in full) we are selling privately to our sponsor and/or its designees in connection with the consummation of this Offering;

●	our “public shares” refer to shares of common stock which are being sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and references to “public stockholders” refer to the holders of our public shares, including our insiders to the extent our insiders purchase public shares, provided that their status as “public stockholders” shall only exist with respect to such public shares;

●	“rights” refer to the rights which are being sold as part of the units in this offering;

●	our “sponsor” refers to WinVest SPAC LLC;

●	“Trefis” are to Insight Guru Inc., a Delaware corporation and the owner of www.Trefis.com, and other proprietary machine learning algorithms, databases, methodologies, and related technologies; and

●	our “warrants” or “public warrants” refer to the warrants which are being sold as part of the units in this offering.

Except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Certain financial information contained in this prospectus has been rounded and, as a result, certain totals shown in this prospectus may not equal the arithmetic sum of the figures that should otherwise aggregate to those totals.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

Except as otherwise defined, “$” refers to U.S dollars.

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General

We are a blank check company formed under the laws of the State of Delaware on March 1, 2021. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, which we refer to throughout this prospectus as our “initial business combination,” with one or more businesses or entities, which we refer to throughout this prospectus as a “target business.” We have not selected any specific target business and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any target business regarding a business combination with our company. As described further below, concurrent with the completion of our initial business combination, we currently intend to combine with Trefis, owner of www.Trefis.com, which was founded and is partially owned by members of our sponsor and certain members of our board of directors (including our Chief Executive Officer, who also serves as the Chief Executive Officer of Trefis). In addition, certain investors in Trefis, who beneficially own 16.3% of Trefis in the aggregate, also own approximately 40% of our sponsor in the aggregate. See “Certain Transactions” for additional information regarding these relationships between us, our sponsor and Trefis. We will not, however, complete an initial business combination with only Trefis, and we cannot provide any assurance that such a business combination with Trefis will occur at all, even if we complete an initial business combination with a target business.

Trefis is a business and financial data analytics and technology company. Trefis utilizes its proprietary machine learning algorithms, databases, methodologies, and related technologies owned by Trefis, which we refer to throughout this prospectus as the “Trefis Technology,” to develop and produce business and financial research and analysis. The research and analysis produced by the Trefis Technology reaches millions of users directly and through partnerships with its media, online brokerage, and other clients.

While we may pursue an acquisition opportunity in any industry or sector, we intend to focus our initial search on target businesses in the financial services industry, with a particular focus on financial media, brokerage, banking, investing, and wealth management that would be complemented by Trefis Technology. We currently intend to capitalize on our management team and board’s reputation in the sector, our operating expertise, and our industry network in order to identify and to complete an initial business combination. Members of our management team, our board and our advisory board are recognized leaders in the digital financial services industry and have experience in operating prominent companies and divisions of leading financial services companies in this domain. In addition, our management team, through long-standing industry relationships, has global access to the operating, venture capital, and financial sponsor communities, which we believe will be useful in supplementing our pipeline of potential target acquisition opportunities.

The financial services industry is a logical target sector given the potential synergies with Trefis Technology. Business and financial research technology and analysis developed by Trefis reaches millions of users, directly and through partnerships with media, online brokerage, and other clients. Trefis Technology is taught using approaches of successful investors and executives, performs millions of calculations, and produces 10,000+ analyses and insights monthly. We believe that combining Trefis Technology with a leading business in the financial services industry will allow the business to achieve significant growth, improve market share, and allow it to gain a competitive advantage among its peers. Furthermore, the COVID-19 pandemic has had a meaningful impact on the financial services industry, especially among retail investors. Since the start of 2020 through January 2021, retail trading as a share of overall activity has nearly doubled from between 15% and 18% to more than 30%, according to Credit Suisse. We believe this change will fundamentally alter the financial services landscape, requiring businesses to adjust rapidly with meaningful analytics and data processing for a significantly larger customer base. We believe that the Trefis Technology can solve these challenges for potential target businesses and facilitate their achievement of these objectives. With the operational and industry experience of our management team, we further believe that we will be uniquely positioned to execute on one or more opportunities in this market.

We believe that the experience and capabilities of our management team and the Trefis Technology platform will make us an attractive partner to potential target businesses, enhance our ability to complete a successful business combination, and bring value to the post-business combination company. Our management team, board and advisory board bring a combination of operating, investing, financial and transactional experience, including decades of leadership in their respective functional areas within the financial services industry.

Market Opportunity and Competitive Advantage

●	Opportunities in the financial services sectors. The financial services sector is in a period of transformation. Brick and mortar businesses in the financial services industry are in a state of decline while virtual and digital finance services that are being provided by innovative growth companies are capturing increasing market share. According to S&P Global Market Intelligence, bank closures hit a record high in 2020 with 3,324 branches closed during the year. There has also been a material increase in the number and type of investors in the financial market, who are looking for digital delivery of data driven analytics. We seek to acquire one or more businesses in the financial services sector to take advantage of these changes and resulting opportunities and, if we deem appropriate, the ability to leverage the Trefis Technology platform with increased scale.

●	Our management operating expertise. We seek to acquire one or more businesses with operations that are fundamentally sound and that are positioned for significant growth and market leadership. Our management team has extensive experience as hands-on operators in the areas of marketing, operations and finance as well as extensive networks and insights within the financial services industry. We seek to add value using our management’s expertise to facilitate the growth and market penetration of our target businesses. Our management team, board of directors and advisory board have decades of experience operating and/or investing in businesses in the financial services industry. We will look for opportunities where prospective target businesses can benefit from our significant experience and expertise to help them achieve long-term strategic and operational excellence.

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●	Trefis Technology platform as an enabler of scale, strategic growth, or industry transformation. We seek to acquire one or more businesses where a strategic relationship or business combination with Trefis and additional acquisitions could unlock significant potential synergies. We believe that the Trefis Technology platform coupled with our management team and board’s depth and breadth of transaction experience affords us an advantage in identifying undervalued or breakthrough targets that would benefit from renewed management focus and improved technology. We believe that our management team’s assistance would create value for these types of targets by utilizing our management team and board’s prior experience at leading financial institutions and by integrating Trefis Technology into their business to achieve the target company’s growth strategy.

Our Management Team, Board and Advisors

Our management team, board of directors and advisory board consist of seasoned industry executives, with proven track records of:

●	Operating fast growing digital businesses across financial services and adjacent industries;

●	Developing scaled digital financial services offerings;

●	Growing prominent companies, both organically and through acquisitions;

●	Securing strategic relationships and implementing successful customer acquisition strategies;

●	Building digital infrastructure;

●	Applying technology to differentiate customer experience and the brand;

●	Utilizing big data, machine learning and artificial intelligence to generate value-added consumer insight and experience;

●	Building cohesive and productive management teams;

●	Functioning in an advisory capacity and providing governance to operational leadership teams;

●	Sourcing, structuring, financing, acquiring and selling businesses; and

●	Fostering relationships with sellers, investors and target management teams.

Our Management

Manish Jhunjhunwala, our Chief Executive Officer, Chief Financial Officer, director and one of our founders, currently serves as the Chief Executive Officer for Trefis. In this role, Mr. Jhunjhunwala is responsible for all strategic initiatives and operations of Trefis and was the visionary behind its creation and implementation. He oversees the teams responsible for the development of www.Trefis.com, and the proprietary underlying technologies and systems. He has led multiple successful capital raise efforts and has established key partnerships and distribution initiatives across various business and financial services industries, including partnerships with financial media, major investment banks, research houses, online brokerages, strategy consulting firms, and other Fortune 500 companies. Prior to co-founding Trefis, Mr. Jhunjhunwala was a consultant at McKinsey & Company.

Mark Madden is our Chief Strategy Officer and has served as a director since September 14, 2021. Currently, he is a Managing Partner of Covenant Advisors, an investor in early-stage emerging growth companies. He is a capital markets professional with three decades of experience in investment banking, stock research and portfolio management. Over the years, he has managed multi-billion dollar investment portfolios with holdings in over 35 countries, and he has led teams in structuring, launching and building investment management businesses with a global footprint. He has held senior positions at a number of leading investment management firms, including Pioneer Investments, Oppenheimer Funds, and TCW Group, with oversight responsibility for analysts, portfolio managers, product development, investment strategy, institutional marketing, risk control and regulatory compliance. Under his leadership, Pioneer was one of the first institutional investors to establish local research teams to invest in Poland, the Czech Republic, Hungary, India and Russia from 1993 to 1995. Since 2013 Mr. Madden has been an active investor, advisor, investment banker, CFO and board member to early-stage private companies.

Alok R. Prasad is our Head of Growth and has served as a director since September 14, 2021. He has served as chief executive officer and director of CashRepublic Holding, Inc., a community-focused fintech company that seeks to provide consumers with an alternative to banks since January 2021. From January 2019 to March 2020, Mr. Prasad served as president of OakNorth US Inc., a fintech firm providing credit intelligence tools to banks, and deputy chief executive officer and chief operations officer of OakNorth Bank plc. Prior to that, from February 2017 to December 2018, he served as Head of Digital Advanced Client Solutions for The Bank of America Corporation, where he also served on the board of the Bank Administration Institute. From 2004 to 2016, he held various senior positions at Merrill Lynch, including Head of Strategy for Global Investment Banking, Head of Business Planning, Marketing, and Merrill Direct for Wealth Management and Head of Merrill Edge, the company’s electronic trading platform, which he helped launch in 2010 and subsequently grew to over $200 billion in investable assets.

Our Board

Larry Kramer has served as one of our independent directors and Chairman of the board since September 14, 2021. He is a seasoned media executive, entrepreneur and journalist, has served as director of Advance Local, one of the largest media groups in the United States, since 2020. Prior to his service as director of Advance Local, Mr. Kramer has served as director of several public companies, including Discovery Communications, MDC Partners, Gannett Corp. and TheStreet, Inc., where he served as Chairman of the Board and as Acting Chief Executive Officer. Previously, Mr. Kramer served as President and Publisher of USA Today from April 2012 to July 2015. Before joining USA Today, Mr. Kramer served as Adjunct Professor of Media Management at Syracuse University from January 2010 to May 2012. Prior to this, he served as Senior Advisor for Polaris Venture Partners, a venture capital firm, from July 2007 to January 2010, where he advised the firm on digital media investments. From 2005 to 2008, Mr. Kramer worked for CBS Corp., first as inaugural president of CBS Digital Media and then as a consultant. From 1994 to 2005, he served as Chairman and Chief Executive Officer of Marketwatch.com, which he co-founded and took public. Mr. Kramer served as Vice President of Marketing and News for Data Broadcast Corp from 1992 to 1994, following its acquisition of DataSport, Inc., which Mr. Kramer founded in 1991. From 1974 to 1990 he was a reporter and senior editor at The San Francisco Examiner and The Washington Post. He is a Trustee of Syracuse University.

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Ed McGowan has served as one of our independent directors since September 14, 2021. He is Executive Vice President, Chief Financial Officer of Akamai Technologies (NASDAQ: AKAM). He oversees all finance functions for Akamai worldwide, where his responsibilities include directing the company’s accounting, tax, treasury, investor relations, financial planning and analysis, and business finance activities and operations. Since joining Akamai in 2000, he has been instrumental in the development of many strategic alliances with major global carriers including AT&T, Telefonica, PLDT, Bell Canada, Telstra, Orange, and Singtel, and was instrumental in helping to establish Akamai’s Carrier Products business in 2012, in addition to leading numerous mergers and acquisitions from 2005 to 2012.

Elias Mendoza has served as one of our independent directors since September 14, 2021. He currently serves as Partner and Chief Operating Officer of Siris Capital Group, a private equity firm focused on making control investments in data, telecommunications, technology and technology-enabled business, which he joined in 2013. Prior to this, Mr. Mendoza was a Partner at Union Square Advisors, where he served as its Chief Operating Officer and a senior banker across the firm’s verticals. Mr. Mendoza previously held various senior positions at IBM, including Vice President and Global Head of Corporate Development. In such capacity, he was responsible for identifying, executing and integrating all acquisitions, investments and divestitures for the company on a worldwide basis.

Dr. Alex Pentland has served as one of our independent directors since September 14, 2021. He has served as a professor at the Massachusetts Institute of Technology (“MIT”) since 1987, with appointments in MIT Sloan School of Business, MIT Institute for Data, Systems, and Society and MIT School of Architecture and Planning. Since 1995, Dr. Pentland has served as the Toshiba Professor of Media, Arts and Sciences. He founded and currently directs the MIT Connection Science initiative, a program that pioneered computational social science, using big data and artificial intelligence to gain insight into human society, and the Trust: Data Alliance, an alliance of companies and nations building open-source software that fosters the development of a secure network of trusted data. He currently co-chairs the Institute of Electrical and Electronics Engineers (IEEE) Council on Extended Intelligence and serves on the board of the UN’s Global Partnership for Sustainable Development Data. Dr. Pentland is one of the most-cited authors in computer science. In addition to his academic work, he is also a serial entrepreneur, and has founded companies including ginger.io, Reffanalytics.ai and Endor.com.

Martin Schmidt has served as one of our independent directors since September 14, 2021. He has served as Provost of MIT since February 2014. He has been a member of the MIT faculty since 1988, he was appointed as the Ray and Maria Stata Professor of Electrical Engineering and Computer Science in 2016. His teaching and research is in the areas of micro and nanofabrication of sensors, actuators and electronic devices; microelectromechanical systems; design of micromechanical sensors and actuators; and micro/nanofabrication technology. He is the co-author of more than 80 journal publications and 120 peer-reviewed conference proceedings. He is also an inventor on more than 30 issued U.S. patents. Mr. Schmidt is active in consulting with industry in the commercialization of technology. His research group has transferred a number of new technologies to industry, and he has co-founded or has been the co-inventor of the core technology of six start-up companies.

Barrie R. Zesiger has served as one of our independent directors since September 14, 2021. She is a Founding Partner and Managing Director of Zesiger Capital Group LLC, an investment advisory firm, which she co-founded in 1995. Since 2000, Ms. Zesiger has held various roles as a member of the Massachusetts Institute of Technology Corporation, which serves as the board of trustees of the Massachusetts Institute of Technology, including serving as a member of its Executive Committee from 2002 to 2019, and is currently a Corporation Life Member Emerita. Ms. Zesiger has served as a member of the board of directors of several private companies, including Compugen Ltd., Consensus Orthopedics, Inc., and Openservice, Inc. Since 1993, she has served on the board of directors of Asphalt Green, Inc., a nonprofit organization.

Our Advisory Board

Members of our advisory board have experience as executives, in leading corporate strategy and investing experience. Our advisory board members’ skills as investors, financial information and technology strategists, investment advisors and corporate advisors will further support our ability to identify and drive value in our initial business combination through their sourcing channels, relationship networks and leadership experience.

We believe that the experience and capabilities of our management, our board of directors and our advisory board will make us an attractive partner to potential target businesses, enable us to pursue a broad range of opportunities, enhance our ability to complete a successful combination and be accretive to our potential target business upon the completion of the initial business combination. However, our management team’s experience and capabilities do not guarantee a successful initial business combination. We cannot guarantee that our current officers and directors will continue in their respective roles, or in any other role, after our initial business combination, and their expertise may only be of benefit to us until we complete our initial business combination. Past performance by our management team is not a guarantee of success with respect to any business combination we may consummate.

Market Opportunities

We plan to pursue business combination opportunities with companies operating in the financial services industry, including financial media, brokerage, banking, investing and wealth management. We believe that the financial services industry will broadly benefit from consumer digital trends, including:

●	Demographics: Consumers born in the digital age continue to grow into professional careers and are entering their key saving and investing years, and these consumers are demanding a modern, digital financial services experience.

●	Platforms: Large-scale, traditional financial firms are not able to operate at the speed of digital because they are continuing to rely on dated technology and architecture. Digital financial media and investing platforms that can quickly adapt to consumer change can quickly scale audience and business opportunities.

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●	Advertising: U.S. digital advertising spending continues to grow at a much faster rate than TV advertising and digital financial media is capturing a growing audience and is seeking high quality content to capture market share and grow the user base.

●	Insight to action, connecting the last mile: Consumers want less friction between the origination of good ideas and taking an action or completing a transaction using that information. There is an opportunity to remove that friction and to help eliminate intermediaries. The consumer financial experience has too much confusion, too much choice, and a lack of transparency of costs. Efficient and technically innovative digital solutions can significantly improve these issues.

●	Big data and artificial intelligence: Beyond the buzzwords, these technologies are outperforming humans in many industries and will do so in financial services. We believe that big data and artificial intelligence will enhance both equity analysis and investment selection, which has ramifications for research, publishing, responsible investing, and superior-quality wealth creation opportunities that can be made more accessible and at materially lower prices.

We believe that the financial services sector is at the early stages of a significant evolution and transformation. Our management team is ideally suited to identify high growth target businesses in the financial services industry that would benefit from broad reach digital capability and being connected to the last mile of investing. It is our objective to facilitate the growth of our target business into a highly competitive market leader that is in a position to further consolidate additional financial services businesses that are unable to respond to the rapidly changing digital world. Under the guidance of our management team, we believe that such a financial services platform could become the foundation for significant market penetration in the space and lead to material value creation for our stockholders.

Our Business Combination Process and Possible Merger with Trefis

In evaluating prospective business combinations, we expect to conduct a thorough due diligence review process that may encompass, among other things, a review of historical and projected financial and operating data, meetings with management and their advisors (if applicable), discussion with customers, and other reviews as we deem appropriate.

We will also leverage our operational and industry experience in order to:

●	Conduct rigorous research and analysis: Performing disciplined, bottom-up fundamental research and analysis is core to our strategy, and we intend to conduct extensive due diligence to evaluate the impact that a transaction may have on the target business;

●	Acquire the target company at an attractive price relative to our view of its intrinsic value: Combining rigorous bottom-up analysis as well as our industry expertise, the management team intends to develop its view of the intrinsic value of the potential business combination. In doing so, the management team will evaluate future cash flow potential, relative industry valuation metrics and precedent transactions to inform its view of intrinsic value, with the intention of creating a business combination at an attractive price relative to such view;

●	Implement operating and financial structuring opportunities: We intend to construct an operating and financial plan which optimizes the potential to grow stockholder value. We believe that our management team has the ability to structure and execute a business combination which will provide the combined business with a capital structure and digital know-how that will support growth in stockholder value and give the combined target business the flexibility needed to grow organically and/or through strategic acquisitions. We intend to also develop and implement strategies and initiatives to improve the business’s operating and financial performance and create a platform for growth; and

●	Seek follow-on strategic acquisitions and divestitures to further grow stockholder value: The management team intends to analyze the strategic direction of the target business and the need for the company to engage in organic or inorganic growth. Specifically, the management team intends to evaluate opportunities for industry consolidation in the company’s core lines of business as well as opportunities to vertically or horizontally integrate with other industry participants.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event that we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers, directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our stockholders from a financial point of view.

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Members of our management team may directly or indirectly own our insider shares and/or common stock following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

Concurrently with our initial business combination, we currently intend to merge with Trefis. We believe that the combination of Trefis, us and a target business in the financial services industry would allow the resulting combined company to leverage Trefis’s technology platform, experienced management team and offer significant synergy and long-term value creation opportunities for our stockholders and serve as a platform for further growth.

We have not entered into any letter of intent or definitive agreement with Trefis, nor have we agreed to valuation or other key terms and conditions with respect to such a possible combination transaction. As a result, even though we currently intend to merge with Trefis concurrent with the completion of our initial business combination, we cannot provide any assurance that such a merger with Trefis will occur at all, even if we complete an initial business combination with a target business, or, if it does, we cannot provide any assurance as to the timing or terms thereof. We will not, however, complete an initial business combination with only Trefis. In addition, we will likely not consummate a merger with Trefis if the target business with respect to our initial business combination is not within the financial services industry or related sectors. Please see the section of this prospectus entitled “Trefis Business” for additional information with respect to Trefis business. If we pursue a merger with Trefis concurrent with our initial business combination, a committee of our independent directors will negotiate the terms and conditions of such merger (including the valuation of Trefis) on our behalf. Such committee of independent directors would also obtain an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that commonly renders valuation opinions that the proposed merger with Trefis is fair to our stockholders from a financial point of view. Our public stockholders will have the same voting and redemption rights with respect to any merger with Trefis as are applicable to our initial business combination and described elsewhere in this prospectus. We will only complete a combination with Trefis, if at all, simultaneously with, or subsequent to, our initial business combination. For the avoidance of doubt, the requirement that we complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination) does not apply to any potential combination with Trefis.

Acquisition Strategy

Our objective is to create a scalable digital financial media and investing platform with the infrastructure to continuously support and grow bolt-on acquisitions for financial return. We intend to create this platform through the consummation of our initial business combination, by targeting businesses with meaningful scale, digital infrastructure and product, and immediately identifiable cost synergies. We then intend to further enhance stockholder value by identifying and completing additional acquisitions, implementing operational improvements, and expanding the targets’ product offerings.

We believe that many businesses in the financial media and investing sectors could benefit from access to the public markets, but have thus far been unable to access these markets due to a number of factors, including standalone lack of scale. We expect to utilize our management team’s experience in operating and leading successful big data and analytics, artificial intelligence and digital financial services companies and significant relationships in these sectors to achieve our objective. Our selection process will leverage our management team’s deep and trusted contacts in the financial sector, which we believe will provide us with access to attractive business combination opportunities in these sectors.

We believe that we are in a unique position to capitalize on the expected financial industry digitization. Our management team has a strong thesis about the opportunity that may be generated through a leading big data and analytics platform applied to media and investing in the financial services space. We believe that the combined entity will have the potential to go on to become a scale financial services industry leader. We believe that the implementation of our strategy will provide considerable upside potential through increased audience, advertising revenue, and financial products revenue along with significant operating leverage provided from a scaled, fully digital platform.

Investment Criteria

We intend to identify companies that have compelling growth potential and a combination of the characteristics listed below. We will use these guidelines to evaluate acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria.

● We intend to focus on businesses that operate category-leading digital financial media and services brands, where we can leverage our management team’s experience as acquirers, operators, and investors and extensive network of industry leaders.

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● We intend to prioritize businesses that exhibit attractive customer and financial metrics, including demonstrated revenue scale and growth and a clear path to profitability.

● We intend to focus on businesses with which we would have the ability to efficiently unlock revenue synergies, synergies of scale, and/or operational synergies.

● We intend to focus on businesses that have significant embedded or underexploited expansion opportunities, have been underinvested in by current owners, or where a strategic relationship or business combination with Trefis and additional acquisitions could unlock significant potential synergies.

● We intend to focus on businesses that own established, trusted, multi-platform IP.

● We intend to focus on businesses that have identifiable and implementable opportunities for value creation through acquisitions, capital investment in organic growth strategies, or generation of greater operating efficiencies.

● We intend to focus on businesses that can benefit from a public listing and access to the public capital markets and will be able to effectively utilize the broader access to capital and the public profile that are associated with being a publicly traded company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines, as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the Securities and Exchange Commission (the “SEC”).

Initial Business Combination

We will have until 15 months from the closing of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 15 months, we may, by resolution of our board of directors if requested by WinVest SPAC LLC, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 21 months to complete a business combination), subject to the deposit of additional funds into the trust account by our sponsor or its affiliates or designees as set out below. Our stockholders will not be entitled to vote or redeem their shares in connection with any such extension. Pursuant to the terms of our amended and restated certificate of incorporation, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account $1,000,000, or $1,150,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case, up to an aggregate of $2,000,000 or $2,300,000 if the underwriters’ over-allotment option is exercised in full), on or prior to the date of the applicable deadline, for each three month extension. Any such payments would be made in the form of a non-interest bearing loan and would be repaid, if at all, from funds released to us upon completion of our initial business combination. In the event that we receive notice from our sponsor five days prior to the applicable deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor is not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate an initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest to pay our dissolution expenses), and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the rights and public warrants will expire and will be worthless.

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose, at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of amount required to pay our income and franchise taxes), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of amount required to pay our income and franchise taxes), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Any tender offer documents used in connection with a business combination will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

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The initial per public share redemption or conversion price will be $10.10 per share, regardless of whether the over-allotment option is exercised. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders.

Pursuant to the rules of the Nasdaq, our initial business combination must occur with one or more target businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the trust account), which we refer to as the 80% test, at the time of the agreement to enter into the initial business combination. While the fair market value of the target business must satisfy the 80% test, the consideration we pay the owners of the target business may be a combination of cash (whether cash from the trust account or cash from a debt or equity financing transaction that closes concurrently with the business combination) or our equity securities. The exact nature and amount of consideration would be determined based on negotiations with the target business, although we will attempt to primarily use our equity as transaction consideration. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm with respect to the satisfaction of such criteria. The fair market value of Trefis will not count toward satisfying the 80% test. We will also obtain a fairness opinion from an independent investment banking firm before consummating a business combination with an entity affiliated with any of our officers, directors or insiders, including Trefis. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for the company not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test.

Our sponsor has committed to purchase from us an aggregate of 10,000,000 private warrants (or 10,900,000 private warrants if the over-allotment option is exercised in full) at a purchase price of $0.50 per private warrant, or $5,000,000 (or $5,450,000 if the over-allotment option is exercised in full) in the aggregate, in a private placement that will close simultaneously with the closing of this offering. A portion of the proceeds we receive from these purchases equal to $3,000,000 (or $3,450,000 if the over-allotment option is exercised in full) will be placed in the trust account as described in this registration statement so that at least $10.10 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part. Each private warrant is identical to the public warrants sold in this offering. The capital from such private placements may be used as part of the consideration to the sellers in our initial business combination, and any excess capital from such private placement would be used for working capital in the post-transaction company. As a result, the equity interest of investors in this offering in the combined company may be diluted and the market prices for our securities may be adversely affected. In addition, if the per share trading price of our shares of common stock is greater than the price per share paid in the private placement, the private placement will result in value dilution to you, in addition to the immediate dilution that you will experience in connection with the consummation of this offering. See “Dilution.”

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Most of our officers and directors currently have certain relevant pre-existing fiduciary duties or contractual obligations.

Our sponsor, officers and directors have agreed, pursuant to a letter agreement, not to participate in the formation of, or become an officer or director of, any other special purpose acquisition company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 15 months after the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination).

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Private Placements

In March 2021, we sold an aggregate of 2,875,000 shares of our common stock to our sponsor, which we refer to throughout this prospectus as the “insider shares,” for an aggregate purchase price of $25,000. The 2,875,000 insider shares held or controlled by our insiders and advisory board members include an aggregate of up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our insiders and advisory board members will own or control approximately 20.0% of our issued and outstanding shares after this offering (assuming our insiders and advisory board members do not purchase units in this offering). Prior to the effectiveness of this registration statement, our sponsor transferred an aggregate of 277,576 of its insider shares to our directors for their board service for no cash consideration. Up to 41,956 of these shares are subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. In addition, prior to the effectiveness of this registration statement, our sponsor transferred an aggregate of 60,000 of its insider shares to certain members of the advisory board for their services. None of these shares are subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. None of our insiders has indicated any intention to purchase public units in this offering.

The insider shares are identical to the shares of common stock included in the units being sold in this offering. However, our insiders and advisory board members have agreed (A) to vote their insider shares and any public shares acquired in or after this offering in favor of any proposed business combination, (B) not to propose, or vote in favor of, (i) an amendment to our certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination) or (ii) which adversely affects the rights of our public stockholders, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, net of taxes payable, divided by the number of then outstanding public shares, (C) not to convert any shares (including the insider shares) into the right to receive cash from the trust account in connection with a stockholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our certificate of incorporation relating to the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination), and (D) that the insider shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the trust account if a business combination is not consummated.

On the date of this prospectus, the insider shares will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the consummation of our initial business combination and the remaining 50% of the insider shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions referred to above include (1) transfers among the insiders, to our officers, directors, advisors and employees, (2) transfers to an insider’s affiliates or its members upon its liquidation, (3) transfers to relatives and trusts for estate planning purposes, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased or (7) transfers to us for cancellation in connection with the consummation of an initial business combination, in each case (except for clause 7) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the insider shares.

In addition, our sponsor and/or its designees have committed to purchase from us an aggregate of 10,000,000 private warrants (or 10,900,000 private warrants if the over-allotment option is exercised in full) at a purchase price of $0.50 per private warrant, or $5,000,000 (or $5,450,000 if the over-allotment option is exercised in full) in the aggregate, in a private placement that will close simultaneously with the closing of this offering. A portion of the proceeds we receive from these purchases equal to $3,000,000 (or $3,450,000 if the over-allotment option is exercised in full) will be placed in the trust account as described in this registration statement so that at least $10.10 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part.

Our executive offices are located at 125 Cambridgepark Drive, Suite 301, Cambridge, Massachusetts 02140. Our telephone number is (617) 658-3094. Our website address is www.winvest.life. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus or the registration statement of which this prospectus is a part. You should not rely on any such information in making your decision whether to invest in our securities.

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We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

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The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” in this prospectus.

Securities offered	10,000,000 units, at $10.00 per unit, each unit consisting of one share of common stock, one right and one redeemable warrant. Each right entitles the holder thereof to receive one-fifteenth (1/15) of one share of common stock upon the consummation of an initial business combination. Each redeemable warrant entitles the holder thereof to purchase one half (1/2) of one share of common stock. We will not issue fractional securities. As a result, you must have 15 rights to receive a share of common stock at the closing of the initial business combination and two units to receive a share of common stock when exercising your warrants.

Nasdaq symbols	The units have been approved for listing on Nasdaq under the symbol “WINVU.” We anticipate the shares of common stock, rights and warrants once they begin separate trading, will be listed on Nasdaq under the symbols “WINV,” “WINVR” and “WINVW,” respectively.

Trading commencement and separate trading of common stock, rights and warrants

The units will begin trading on or promptly after the date of this prospectus. Each of the shares of common stock, rights and warrants may trade separately on the 30th day after the date of this prospectus unless Chardan Capital Markets, LLC, the representative of the underwriters, determines that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will Chardan Capital Markets, LLC, the representative of the underwriters, allow separate trading of the shares of common stock, rights and warrants until we file with the SEC an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. Once the shares of common stock, rights and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock, rights and warrants. We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly following the closing of this offering, which is anticipated to take place two business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Current Report on Form 8-K or a new Current Report Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Chardan Capital Markets, LLC, the representative of the underwriters, has allowed separate trading of the shares of common stock, rights and warrants prior to the 30th day after the date of this prospectus.

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Units:

Number outstanding before this offering	0

Number outstanding after this offering	10,000,000[1,2]

Shares of common stock:

Number outstanding before this offering	2,500,000[1]

Number outstanding after this offering	12,500,000[1,2]

Rights included as part of units:

Number outstanding before this offering	0

Number outstanding after this offering	10,000,000[2]

Warrants included as part of units:

Number outstanding before this offering and the private placement	0

Number of public warrants to be sold in this offering as part of the Units	10,000,000[2]

Number of private warrants to be sold in a private placement simultaneously with this offering	10,000,000[2]

Number of warrants to be issued and outstanding after this offering and sale of private warrants	20,000,000[2]

Exercisability	Each redeemable warrant entitles the holder thereof to purchase one half of one share of common stock at a price of $11.50 per full share, subject to adjustment as described in this prospectus. Because the warrants may only be exercised for whole numbers of shares, only an even number of warrants may be exercised at any given time.

[1]	This number excludes an aggregate of up to 375,000 shares of common stock held by our initial stockholders that are subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.
[2]	Assumes the over-allotment option has not been exercised.

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Exercise price

$11.50 per whole share. No public warrants or private warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. It is our current intention to have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock in effect promptly following consummation of an initial business combination. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 90 days following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the day prior to the date of exercise. For example, if a holder held 300 warrants to purchase 150 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

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Exercise period; Exchange Offers	The warrants will become exercisable on the later of the completion of an initial business combination and 12 months from the closing of this offering. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our initial business combination, or earlier upon redemption.

An exchange offer made to both the publicly traded warrants and the warrants held by our sponsor on the same terms will not constitute an amendment requiring consent of any warrant holder.

Redemption (Warrants)	We may redeem the outstanding warrants (including the private warrants), in whole and not in part, at a price of $0.01 per warrant:

● at any time while the warrants are exercisable,

● upon a minimum of 30 days’ prior written notice of redemption,

● if, and only if, the last sales price of our shares of common stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, and

● if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of common stock may fall below the $16.50 trigger price as well as the $11.50 warrant exercise price per full share after the redemption notice is issued and not limit our ability to complete the redemption.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption is not intended to cause the share price to drop below the exercise price of the warrants.

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If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

Terms of the rights

Each holder of a right will receive one-fifteenth (1/15) of a share of common stock upon consummation of our initial business combination. In the event we will not be the survivor upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-fifteenth (1/15) share underlying each right (without paying any additional consideration) upon consummation of the business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds for their rights, and the rights will expire worthless. No fractional shares will be issued upon conversion of any rights. As a result, you must have 15 rights to receive a share of common stock at the closing of the initial business combination.

Offering proceeds to be held in the trust account	$101,000,000 (or $116,150,000 if the over-allotment option is exercised in full) of the net proceeds of this offering and the proceeds we will receive from the sale of the private warrants, or $10.10 per unit sold to the public in this offering, will be placed in a trust account in the United States maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. These proceeds include $3,500,000 ($4,025,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting discounts and commissions which will be paid to the underwriters upon the closing of a business combination. The remainder of the net proceeds of this offering will not be held in the trust account.

Except as set forth below, the proceeds held in the trust account will not be released until the earlier of: (1) the completion of our initial business combination within the required time period, (2) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination) or (B) which adversely affects the rights of holders of our public shares and (3) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement in connection with our initial business combination.

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Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income tax or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (estimated to initially be $1,000,000 (or $1,000,000 if the over-allotment option is exercised in full)); provided, however, that in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our initial stockholders, officers and directors or their affiliates or our sponsor may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at such lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into private warrants at a price of $0.50 per warrant (which, for example, would result in our sponsor being issued 1,000,000 private warrants at a purchase price of $0.50 per warrant if $500,000 of notes were so converted). If we do not complete a business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available.

Limited payments to insiders	Prior to the consummation of a business combination, there will be no fees, reimbursements or other cash payments paid to our initial stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

	●	repayment at closing of this offering of a non-interest bearing loan in an amount of up to $300,000 extended by our sponsor;

	●	reimbursement of out-of-pocket expenses incurred by insiders, officers, directors, advisory board members or any of their affiliates in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations;

	●	payment of overhead and administration support up to $10,000 per month that we may agree to pay our Sponsor; and

	●	repayment of loans which may be made by initial stockholders, officers and directors or their affiliates or our sponsor to finance transaction costs in connection with an initial business combination, the terms of which have not been determined.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account that may be released to us, such expenses would not be reimbursed by us unless we consummate an initial business combination. We have no policy which prohibits our insiders or any member of our management team from negotiating the reimbursement of such expenses by a target business. Our audit committee will review and approve all reimbursements and payments made to any insider or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

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Stockholder approval of, or tender offer in connection with, initial business combination

In connection with any proposed initial business combination, we will either (1) seek stockholder approval of such initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable) or (2) provide our public stockholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. Notwithstanding the foregoing, our insiders and advisory board members have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. If we determine to engage in a tender offer, such tender offer will be structured so that each public stockholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. If enough stockholders tender their shares so that we are unable to satisfy any applicable closing condition set forth in the definitive agreement related to our initial business combination, or we are unable to maintain net tangible assets of at least $5,000,001 upon the consummation of initial business combination, we will not consummate such business combination. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction or whether the terms of the transaction would otherwise require us to seek stockholder approval. If we provide stockholders with the opportunity to sell their shares to us by means of a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek stockholder approval of our initial business combination, we will consummate the business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

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We have determined not to consummate any business combination unless we have net tangible assets of at least $5,000,001 upon such consummation in order to avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares redeemed) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.

Our insiders and advisory board members have agreed (i) to vote their insider shares and any public shares purchased in or after this offering in favor of any proposed business combination and (ii) not to convert any shares (including the insider shares) in connection with a stockholder vote to approve, or sell their shares to us in any tender offer in connection with, a proposed initial business combination. As a result, if we sought stockholder approval of a proposed transaction we could need as little as 625,001 of our public shares (or approximately 6.25% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming that only a quorum was present at the meeting, that the over-allotment option is not exercised, that our sponsor votes in favor of the transaction, and that the initial stockholders do not purchase any units in this offering or units or shares in the after-market). None of our officers, directors, initial stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, initial stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. There is no limit on the amount of shares that may be purchased by the insiders. Any purchases would be made in compliance with federal securities laws, including the fact that all material information will be made public prior to such purchase, and no purchases would be made if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

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Conversion rights	In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he, she or it is voting for or against such proposed business combination, to demand that we convert his, her or its public shares into a pro rata share of the trust account upon consummation of the business combination.

We may require public stockholders wishing to exercise conversion rights, whether they are a record holder or hold their shares in “street name,” to either tender the certificates they are seeking to convert to our transfer agent or to deliver the shares they are seeking to convert to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote on the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders to deliver their shares prior to the vote on the business combination in order to exercise conversion rights. This is because a holder would need to deliver shares to exercise conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders to deliver their shares prior to the vote on the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to stockholders.

Under Delaware law, we may be required to give a minimum of only ten days’ notice for each general meeting. As a result, if we require public stockholders who wish to convert their shares of common stock into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for conversion. Accordingly, investors may not be able to exercise their conversion rights and may be forced to retain our securities when they otherwise would not want to.

If we require public stockholders who wish to convert their shares of common stock to comply with specific delivery requirements for conversion described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders.

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Liquidation if no business combination	If we are unable to complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account (net of interest that may be used by us to pay income taxes or other taxes and up to $100,000 of interest to pay dissolution expenses) which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining holders of common stock and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

In connection with our redemption of 100% of our outstanding public shares, each holder will receive an amount equal to (1) the number of public shares being converted by such public holder divided by the total number of public shares multiplied by (2) the amount then in the trust account (initially $10.10 per share), which includes the deferred underwriting discounts and commissions, plus a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes (subject in each case to our obligations under Delaware law to provide for claims of creditors). Holders of rights or warrants will receive no proceeds in connection with the liquidation with respect to such rights or warrants, which will expire worthless.

The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. We may not have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, the actual per-share redemption price may be less than $10.10.

The holders of the insider shares will not participate in any redemption with respect to their insider shares.

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If we are unable to conclude our initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share redemption price will be approximately $10.10.

We will pay the costs of any liquidation following the redemptions from our remaining assets outside of the trust account. If such funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

The underwriters have agreed to waive their rights to the deferred underwriting discounts and commissions held in the trust account in the event we do not consummate a business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination) and in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Indemnity	Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.10 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.10 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable), nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations and we have not verified its financial ability to satisfy such indemnification obligation. Therefore, our sponsor may not be able to satisfy such indemnification obligations.

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Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” of this prospectus including, but not limited to the following:

●	We are an early stage company with no operating history and, accordingly, you have no basis on which to evaluate our ability to achieve our business objective.

●	If we are unable to consummate our initial business combination, our public stockholders may be forced to wait more than 15 months (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination) before receiving distributions from the trust account.

●	Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the ongoing COVID-19 coronavirus pandemic and the status of debt and equity markets.

●	Our public stockholders may not be afforded an opportunity to vote on our proposed business combination;

●	Our investors are not entitled to protections normally afforded to investors of blank check companies.

●	We may issue shares of our capital stock to complete our initial business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

●	We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

●	We may not have sufficient working capital to cover our operating expenses.

●	If we combine with Trefis concurrent with our initial business combination, we will become subject to risks affecting Trefis’s business.

●	The information included in this prospectus with respect to Trefis is very limited and is subject to change and, accordingly, your evaluation of Trefis and ability make an investment decision may be limited.

●	Even though we currently intend to combine with Trefis concurrent with the completion of our initial business combination, we cannot provide any assurance that such a business combination with Trefis will occur at all, even if we complete an initial business combination with a target business, or, if it does, we cannot provide any assurance as to the timing or terms thereof.

●	We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or insiders, which may raise potential conflicts of interest.

●	Nasdaq may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

●	Our insiders, officers and directors control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

●	Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

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SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	March 31, 2021 (Audited)	June 30, 2021 (Unaudited)
	Actual	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(52,231)	$(252,388)	$102,024,472
Total assets	$101,894	$301,860	$102,024,472
Total liabilities	$77,231	$277,388	$3,500,000
Stockholders’ equity	$24,663	$24,472	$5,000,001

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Relating to our search for, consummation of, or inability to consummate, a business combination and post-business combination risks

We are a newly formed early stage company with no operating history and, accordingly, you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly formed early stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective, which is to complete our initial business combination with one or more target businesses. We have not engaged in any substantive discussions and we have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our business combination. If we fail to complete our business combination, we will never generate any operating revenues.

If we are unable to consummate our initial business combination, our public stockholders may be forced to wait more than 15 months (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination) before receiving distributions from the trust account.

We will have until 15 months from the closing of this offering to consummate our initial business combination (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination). We may not be able to find a suitable target business and consummate our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. Additionally, the ongoing COVID-19 coronavirus pandemic may negatively impact businesses we may seek to acquire. Similarly, the outbreak of this pandemic, the measures being taken to counter it, and volatility in valuations in the financial markets that are resulting from the imposition of such measures and the pending health crisis, may make it harder for us to find a suitable target business and consummate our initial business combination. We have no obligation to return funds to investors prior to such date unless we consummate our initial business combination prior thereto or we seek to amend our amended and restated certificate of incorporation prior to the consummation of our initial business combination and only then in cases where investors have sought to convert their shares. Only after the expiration of this full time period will holders of our common stock be entitled to distributions from the trust account if we are unable to complete our initial business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, public security holders may be forced to sell their public shares, rights or warrants, potentially at a loss.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the ongoing COVID-19 coronavirus pandemic and the status of debt and equity markets.

In December 2019, a novel strain of coronavirus was reported to have surfaced, which has and is continuing to spread throughout the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the COVID- 19 coronavirus disease a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic.” The COVID-19 outbreak has resulted in a widespread health crisis that has adversely affected economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be, or may already have been, materially and adversely affected. Furthermore, we may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

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In addition, our ability to consummate a business combination may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination.

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our public stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described elsewhere in this prospectus. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. For instance, Nasdaq rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination instead of conducting a tender offer.

Our investors will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete our initial business combination within 18 months of the closing of this offering and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of our initial business combination and we may have a longer period of time to complete such a business combination than we would if we were subject to such rule.

If we determine to amend certain agreements made by our management team, many of the disclosures contained in this prospectus regarding those agreements would no longer apply.

We could seek to amend certain agreements with our management team disclosed in this prospectus without the approval of our stockholders, although we have no current intention to do so. For example, restrictions on our executives relating to the voting of securities owned by them, the agreement of our management team to remain with us until the closing of a business combination, the obligation of our management team to not propose certain changes to our organizational documents or the obligation of the management team and its affiliates to not receive any compensation in connection with a business combination could be modified without obtaining stockholder approval. Although stockholders would not be given the opportunity to redeem their shares in connection with such changes, in no event would we be able to modify the redemption or liquidation rights of our stockholders without permitting our stockholders the right to redeem their shares in connection with any such change. We will not agree to any such changes unless we believed that such changes were in the best interests of our stockholders (for example, if such a modification were necessary to complete a business combination).

We may be limited to the funds held outside of the trust account to fund our search for target businesses, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, $1,000,000 is anticipated to be available to us initially outside the trust account to fund our working capital requirements (or $1,000,000 if the over-allotment option is exercised in full). We may not have sufficient funds available with which to structure, negotiate or close our initial business combination. In such event, we would need to borrow funds from our insiders, officers or directors to operate or may be forced to liquidate. Our insiders, officers and directors are under no obligation to loan us any funds. If we are unable to obtain the funds necessary, we may be forced to cease searching for a target business and may be unable to complete our initial business combination.

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We may not have sufficient working capital to cover our operating expenses.

As set forth in this prospectus under “Use of Proceeds,” we anticipate that we will incur operating expenses of approximately $1,000,000 after the initial public offering. These expenses include $100,000 of third party expenses related to the search for target businesses and the due diligence investigation, structuring and negotiation of our initial business combination; $200,000 of expenses related to due diligence of prospective target businesses; $75,000 of legal and accounting fees related to SEC reporting obligations; and $505,000 of working capital to cover miscellaneous expenses (which includes up to $10,000 per month for overhead and administrative support we may agree to pay our Sponsor), D&O insurance, reserves and for general corporate purposes. Following the consummation of this offering, the amounts available to us to pay our operating expenses will consist only of the approximately $1,000,000 initially held outside of the trust account (or $1,000,000 if the over-allotment option is exercised in full) and any interest earned on the funds in the trust account remaining after interest is released to pay our income or other tax obligations. Therefore, if our expenses exceed our estimates, we will not have sufficient funds outside the trust account to cover our estimated expenses. In such event we would need to borrow funds from our sponsor or from third parties to continue to operate. Our initial stockholders, officers and directors or their affiliates or our sponsor may, but are not obligated to, loan us funds as may be required. Such loans would be evidenced by promissory notes that would either be paid upon consummation of our initial business combination, or, at such lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into private warrants at a price of $0.50 per warrant (which, for example, would result in our sponsor being issued 1,000,000 private warrants at a purchase price of $0.50 per warrant if $500,000 of notes were so converted). However, our initial stockholders, officers and directors or their affiliates or our sponsor are under no obligation to loan us any funds. If we are unable to obtain the necessary funds, we may be forced to cease searching for a target business and liquidate without completing our initial business combination.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption price received by stockholders may be less than approximately $10.10.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all third parties and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the monies held in the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate the trust account before the completion of a business combination, our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of third parties or other entities that are owed money by us for services rendered or contracted for or products sold to us and which have not executed a waiver agreement. However, our sponsor may not be able to meet such obligation. Therefore, the per-share distribution from the trust account in such a situation may be less than $10.10, plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, or if we otherwise enter compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $10.10 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we have not completed our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account (net of interest used to pay taxes) which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining holders of common stock and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.

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If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Because we have not yet selected a particular industry or target business with which to complete our initial business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate our initial business combination with a target business in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately consummate our initial business combination. To the extent we complete our initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete our initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. We may not properly ascertain or assess all of the significant risk factors. An investment in our shares may not ultimately prove to be more favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

The requirement that a target business has a fair market value of at least 80% of the balance in the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the Nasdaq listing rules, our initial business combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies that we may complete a business combination with. The fair market value of Trefis will not count toward satisfying the 80% test. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test.

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If we combine with Trefis concurrent with our initial business combination, we will become subject to risks affecting Trefis’s business.

Although we currently intend to combine with Trefis concurrent with the closing of our initial business combination, we cannot provide any assurance that we will combine with Trefis. See “Proposed Business—Our Business Combination Process and Possible Combination with Trefis.” If we successfully complete a business combination with Trefis, we will become subject to risks affecting Trefis’s business, including, without limitation, the following:

●	Trefis expects to continue to make significant investment in development and maintenance of its data and technology systems, such investments may or may not be effective towards our efforts to grow and acquire new customers, or retain existing ones;

●	the majority of Trefis’s revenue is derived from a small number of customers, and a reduction in spending by or loss of current or potential customers would cause Trefis’s revenue and operating results to decline;

●	Trefis’s customers are subject to stringent laws and regulations of the professional and financial services industries, and the laws and regulations are subject to change and increased burden which could increase expenses for Trefis, reduce attractiveness of its products and services, and lead to loss of revenue potential and decline in operating results;

●	a system failure, security breach or other technological risk could delay or interrupt service to Trefis’s customers, harm its reputation or subject Trefis to significant liability;

●	if Trefis is unable to prove that its data and technology offerings provide an attractive return on investment for its customers and end-users, relevance of Trefis products and solutions could decline and its financial and operational results and potential could be harmed;

●	political instability and volatility in the economy may adversely affect segments of Trefis’s customers, which may result in decreased usage and, in turn, could lead to customer cancellations and decrease in Trefis’s revenues;

●	Trefis’s growth will depend on its ability to develop, strengthen, and protect its brand, and these efforts may be costly and have varying degrees of success;

●	the markets in which Trefis operates are highly competitive and Trefis’s competitors may have greater resources to commit to growth, superior technologies, cheaper pricing or more effective marketing strategies. Also, Trefis faces significant competition for customers, distributors, and end users;

●	as a creator and a distributor of content over the internet, Trefis faces potential liability for legal claims based on the nature and content of the materials that it creates or distributes;

●	Trefis may be engaged in legal proceedings that could cause it to incur unforeseen expenses and could divert significant operational resources and Trefis’s management’s time and attention;

●	inadequate IP protections could prevent Trefis from defending its proprietary technology and intellectual property;

●	Trefis may be found to have infringed on the IP rights of others, which could expose Trefis to substantial losses or restrict its operations;

●	Trefis’s success depends on its retention of executive officers, senior management and its ability to hire and retain key personnel;

●	Trefis is exposed to risk if it cannot maintain or adhere to its internal controls and procedures;

●	changes in tax rates, changes in tax treatment of companies engaged in financial services industries, the adoption of new U.S. or international tax legislation, or exposure to additional tax liabilities may adversely impact Trefis’s financial results;

●	Trefis’s level of indebtedness could adversely affect its financial flexibility and its competitive position;

●	to fund Trefis’s capital requirements, Trefis will require a significant amount of cash, and its ability to generate cash will depend on many factors beyond its control;

●	Trefis’s services may become subject to burdensome regulation, which could increase its costs or restrict its service offerings;

●	Trefis is subject to a variety of new and existing laws and regulations, including those relevant to professional and financial services industries, which could subject it to claims, judgments, monetary liabilities and other remedies, and to limitations on its business practices;

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●	if Trefis is unable to continue to attract visitors to its websites from search engines and other websites, then consumer traffic to Trefis’s websites could decrease, which could negatively impact sales of its products and services, and ability to innovate, develop new products;

●	government and private actions or self-regulatory developments regarding internet privacy matters could adversely affect Trefis’s ability to conduct its business;

●	Trefis operates across many different markets both domestically and internationally which may subject it to cybersecurity, privacy, data security and data protection laws with uncertain interpretations, as well as impose conflicting obligations on Trefis;

●	Trefis faces potential liability related to the privacy and security of information it collects from, or on behalf of, its consumers and customers;

●	Trefis’s business could suffer if providers of broadband internet access services block, impair or degrade its services;

●	the industries in which Trefis operates are undergoing rapid technological changes and it may not be able to keep up;

●	Trefis materially relies on platforms, including Google, Facebook, Twitter, and others, for both revenue and traffic and it cannot predict how those relationships may evolve in the future;

●	Trefis competes in the broader data and technology solutions made available to financial services industry against companies who largely dominate the market and who are also its distributors and customers;

●	Trefis has non-U.S. operations and is subject to risks and regulations in those markets in addition to the U.S. risk and regulations; and

●	Trefis has not been profitable since its inception and there is no guarantee it will be profitable in the future.

The information included in this prospectus with respect to Trefis is very limited and is subject to change and, accordingly, your evaluation of Trefis and ability make an investment decision may be limited.

Although we can provide no assurances, we currently intend to combine with Trefis concurrent with the closing of our initial business combination. See “Proposed Business—Our Business Combination Process and Possible Combination with Trefis.” The information with respect to Trefis included in the “Trefis Business” section and elsewhere in this prospectus is very limited and subject to change and does not include all of the disclosures that would be required if Trefis were pursuing an initial public offering of its common stock or in a proxy statement relating to a potential merger with Trefis. If, as part of our initial business combination, we pursue a combination with Trefis, the proxy statement relating to our initial business combination and proposed merger with Trefis will include all required and SEC-compliant disclosures with respect to Trefis. As a result, investors should not place undue reliance on the Trefis disclosures included herein and refer instead to the proxy statement we subsequently file in connection with our initial business combination, assuming, as is currently planned, that we decide to pursue a combination with Trefis in connection with our initial business combination.

Even though we currently intend to combine with Trefis concurrent with the completion of our initial business combination, we cannot provide any assurance that such a business combination with Trefis will occur at all, or, if it does, we cannot provide any assurance as to the timing or terms thereof.

Concurrently with our initial business combination, we currently intend to combine with Trefis. The resulting combined company would inherit our Nasdaq listing and its common stock, rights and warrants would be publicly traded. We currently anticipate that the combined company will be managed by our existing management team (some of whom also serve as members of the senior management team of Trefis). We have not entered into any letter of intent or definitive agreement with Trefis, nor have we agreed to valuation or other key terms and conditions with respect to such a possible combination transaction. As a result, even though we currently intend to combine with Trefis concurrent with the completion of our initial business combination, we cannot provide any assurance that such a business combination with Trefis will occur at all, even if we complete an initial business combination with a target business, or, if it does, we cannot provide any assurance as to the timing or terms thereof. We will not, however, complete an initial business combination with only Trefis.

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In addition, we will likely not consummate a business combination with Trefis if the target business with respect to our initial business combination is not within the financial services industry and adjacent industries, including financial media, brokerage, banking, investing and wealth management sectors. If we pursue a business combination with Trefis concurrent with our initial business combination, a committee of our disinterested directors will negotiate the terms and conditions of such business combination (including the valuation of Trefis) on our behalf. Such committee of disinterested directors would also obtain an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that commonly renders valuation opinions that the proposed business combination with Trefis is fair to our company and our stockholders from a financial point of view. Our public stockholders will have the same voting and redemption rights with respect to any business combination with Trefis as are applicable to our initial business combination and described elsewhere in this prospectus. We will only complete a combination with Trefis, if at all, simultaneously with, or subsequent to, our initial business combination. For the avoidance of doubt, the requirement that we complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination) does not apply to any potential combination with Trefis.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

It is possible that we will consummate our initial business combination with a single target business, although we have the ability to simultaneously consummate our initial business combination with several target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

●	solely dependent upon the performance of a single business, or

●	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

Alternatively, if we determine to simultaneously consummate our initial business combination with several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the target companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Purchases of shares of common stock in the open market or in privately negotiated transactions by our sponsor, founders, directors, officers, advisors or their affiliates may make it difficult for us to maintain the listing of our shares on a national securities exchange following the consummation of an initial business combination.

If our sponsor, founders, directors, officers, advisors or their affiliates purchase shares of common stock in the open market or in privately negotiated transactions, the public “float” of our shares of common stock and the number of beneficial holders of our securities would both be reduced, possibly making it difficult to maintain the listing or trading of our securities on a national securities exchange following consummation of the business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into our initial business combination with a target.

We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into our initial business combination transaction with us.

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We may be unable to consummate an initial business combination if a target business requires that we have a certain amount of cash at closing, in which case public stockholders may have to remain stockholders of our company and wait until our redemption of the public shares to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

A potential target may make it a closing condition to our initial business combination that we have a certain amount of cash in excess of the $5,000,001 of net tangible assets we are required to have pursuant to our organizational documents available at the time of closing. If the number of our public stockholders electing to exercise their conversion rights has the effect of reducing the amount of money available to us to consummate an initial business combination below such minimum amount required by the target business and we are not able to locate an alternative source of funding, we will not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public stockholders may have to remain stockholders of our company and wait the full 15 months (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination) in order to be able to receive a portion of the trust account, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than they would have in a liquidation of the trust account.

Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Therefore, our ability to compete in consummating our initial business combination with certain sizable target businesses may be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain target businesses. Furthermore, seeking stockholder approval of our initial business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they represent (entitling the holders to receive shares of our common stock on close of the business combination), may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating our initial business combination.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially, especially in the past year. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Our ability to consummate an attractive business combination may be impacted by the market for initial public offerings.

Our efforts to identify a prospective target business will not be limited to any particular industry or geographic region. If the market for initial public offerings is limited, we believe there will be a greater number of attractive target businesses open to consummating an initial business combination with us as a means to achieve publicly held status. Alternatively, if the market for initial public offerings is robust, we believe that there will be fewer attractive target businesses amenable to consummating an initial business combination with us to become a public reporting company. Accordingly, during periods with strong public offering markets, it may be more difficult for us to complete an initial business combination.

We may be unable to obtain additional financing, if required, to complete our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, the capital requirements for any particular transaction remain to be determined. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares of common stock, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.

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We may not hold an annual meeting of stockholders until after the consummation of our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the Delaware General Corporation Law, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the Delaware General Corporation Law, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

Our insiders paid an aggregate of $25,000, or approximately $0.01 per share, for the insider shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share after this offering constitutes the dilution to the investors in this offering. Our initial stockholders acquired their insider shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 86.0%, or $8.07 per share (the difference between the public offering price per share and the pro forma net tangible book value per share of $1.31 per share). This is because investors in this offering will be contributing approximately 99.98% of the total amount paid to us for our outstanding securities after this offering but will only own approximately 81% of our outstanding securities. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial business combination, and, therefore, such consultants or financial advisers may have conflicts of interest.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial business combination. If we pay consultants or financial advisers fees that are tied to the consummation of our initial business combination, they may have conflicts of interest when providing services to us, and their interests in such fees may influence their advice with respect to a potential business combination. For example, if a consultant’s or financial advisor’s fee is based on the size of the transaction, then they may be influenced to present us larger transactions that may have lower growth opportunities or long-term value versus smaller transactions that may have greater growth opportunities or provide greater value to our stockholders. Similarly, consultants whose fees are based on consummation of a business combination may be influenced to present potential business combinations to us regardless of whether they provide longer-term value for our stockholders. While we will endeavor to structure agreements with consultants and financial advisors to minimize the possibility and extent of these conflicts of interest, we cannot assure you that we will be able to do so and that we will not be impacted by the adverse influences they create.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

●	restrictions on the nature of our investments; and

●	restrictions on the issuance of securities,

each of which may make it difficult for us to complete our business combination.

In addition, we may have imposed upon us certain burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

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We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the completion of our primary business objective, which is a business combination; or (ii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on the liquidation of our trust account and our rights and public warrants will expire worthless.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the rights and the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock, rights and warrants underlying the units, include:

●	the history of other similarly structured blank check companies;

●	prior offerings of those companies;

●	our prospects for consummating an initial business combination with an operating business at attractive values;

●	our capital structure;

●	securities exchange listing requirements;

●	market demand;

●	expected liquidity of our securities;

●	general conditions of the securities markets at the time of the offering; and

●	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

The requirement that we complete our initial business combination within 15 months (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination) may give potential target businesses leverage over us in negotiating our initial business combination.

We have 15 months from the closing of this offering to complete our initial business combination (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination). Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limit referenced above.

We may not obtain a fairness opinion with respect to the target business that we seek to consummate our initial business combination with and therefore you may be relying solely on the judgment of our board of directors in approving a proposed business combination.

We will only be required to obtain a fairness opinion with respect to the target business that we seek to consummate our initial business combination with if it is an entity that is affiliated with any of our insiders, officers or directors (including Trefis). In all other instances, we will have no obligation to obtain an opinion. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination

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Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on the liquidation of our trust account and our rights and public warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on the liquidation of our trust account and our rights and public warrants will expire worthless.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal control and may require that we have such system of internal control audited. If we fail to maintain the adequacy of our internal control, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal control, although as an “emerging growth company” as defined in the JOBS Act, we may take advantage of an exemption to this requirement. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal control. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

We are an “emerging growth company” and a smaller reporting company and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies or smaller reporting companies will make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three-year period exceeds $1.0 billion or revenues exceeds $1.07 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our shares less attractive because we may rely on these provisions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

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Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that fiscal year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Because we must furnish our stockholders with target business financial statements prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS as issued by the International Accounting Standards Board or the IASB, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. We will include the same financial statement disclosure in connection with any tender offer documents we use, whether or not they are required under the tender offer rules. These financial statement requirements may limit the pool of potential target businesses we may consummate our initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination entity’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for runoff insurance would be an added expense for the post-business combination entity and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of June 30, 2021, we had $25,000 in cash and a working capital deficit of $252,388. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

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Investors may not appropriately allocate a tax basis to the components of the unit.

Because investors in this offering will be investing in units comprised of one share of common stock, one right and one warrant, investors will need to allocate a tax basis to each item in proportion to their values at the time of the investment. We are not required to provide any guidance as to the proper allocation of tax basis. Failure to properly allocate a tax basis could result in adverse tax consequences to an investor.

RISKS RELATING TO OUR SPONSOR, MANAGEMENT TEAM and Directors

Our insiders, officers and directors, will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our insiders, officers, directors and advisory board members, will collectively beneficially own approximately 20.0% of our issued and outstanding shares of common stock. None of our insiders, officers, directors or their affiliates has committed to purchase units in this offering or any units or shares from persons in the open market or in private transactions. In addition, our insiders, officers, directors or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to influence the vote. In connection with any vote for a proposed business combination, our insiders, officers, directors and advisory board members have agreed to vote the shares of common stock owned by them immediately before this offering as well as any shares of common stock acquired in this offering or in the aftermarket in favor of such proposed business combination, and therefore will have a significant influence on the vote.

If we seek stockholder approval of our business combination, our sponsor, founders, directors, officers, advisors and their affiliates may elect to purchase shares from stockholders, in which case they may influence a vote in favor of a proposed business combination that you do not support.

If we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, founders, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Such purchases will not be made if our sponsor, founders, directors, officers, advisors or their affiliates are in possession of any material non-public information that has not been disclosed to the selling stockholder. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, founders, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. It is intended that, if Rule 10b-18 would apply to purchases by our sponsor, founders, directors, officers, advisors or their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

The purpose of such purchases would be to (1) increase the likelihood of obtaining stockholder approval of the business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial business combination that may not otherwise have been possible.

Our board of directors is divided into three classes and, therefore, our insiders will continue to exert control over us until the closing of a business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, fewer than half of the board of directors will be considered for election and our insiders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our insiders will continue to exert control at least until the consummation of our initial business combination.

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Reimbursement of out-of-pocket expenses incurred by our insiders, officers, directors, advisory board members or any of their affiliates in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations, could reduce the funds available to us to consummate a business combination. In addition, an indemnification claim by one or more of our officers and directors in the event that any of them are sued in their capacity as an officer or director could also reduce the funds available to us outside of the trust account.

We may reimburse our insiders, officers, directors, advisory board members or any of their affiliates for out-of-pocket expenses incurred in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, that, to the extent such expenses exceed the available proceeds not deposited in the trust, such expenses would not be reimbursed by us unless we consummate an initial business combination. In addition, pursuant to our amended and restated certificate of incorporation and Delaware law, we may be required to indemnify our officers and directors in the event that any of them are sued in their capacity as an officer or director. We will also enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation and under Delaware law. In the event that we reimburse our insiders, officers, directors, advisory board members or any of their affiliates for out-of-pocket expenses prior to the consummation of a business combination or are required to indemnify any of our officers or directors pursuant to our amended and restated certificate of incorporation, Delaware law, or the indemnity agreements that we have entered into with them, we would use funds available to us outside of the trust account. Any reduction in the funds available to us could have a material adverse effect on our ability to locate and investigate prospective target businesses and to structure, negotiate, conduct due diligence in connection with or consummate our initial business combination.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination such that the post-transaction company owns less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for the company not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. None of our officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to their other business activities, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. In addition, we do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel after our initial business combination, however, remains to be determined. Although some of our key personnel serve in senior management or advisory positions following our initial business combination, it is likely that most, if not all, of the management of the target business will remain in place. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

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We may have a limited ability to assess the management of a prospective target business and, as a result, may effectuate our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to consummate our initial business combination with.

We may consummate a business combination with a target business in any geographic location or industry we choose. Our officers and directors may not have enough experience or sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding our initial business combination.

Past performance by our management team or their respective affiliates may not be indicative of future performance of an investment in us.

Information regarding performance is presented for informational purposes only. Any past experience or performance of our management team and their respective affiliates is not a guarantee of either (i) our ability to successfully identify and execute a transaction or (ii) success with respect to any business combination that we may consummate. You should not rely on the historical record of our management team or their respective affiliates as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. Our management has no experience in operating special purpose acquisition companies.

Our management team is not experienced in pursuing business combinations on behalf of blank check companies.

Other blank check companies may be sponsored and managed by individuals with prior experience in completing business combinations between blank check companies and target businesses. Our managements’ lack of experience may not be viewed favorably by target businesses.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our insiders, officers, directors, advisory board members and their affiliates may be owed reimbursement for out-of-pocket expenses which may cause them to have conflicts of interest in determining whether a particular business combination is most advantageous.

Our insiders, officers, directors, advisory board members and their affiliates may incur out-of-pocket expenses in connection with certain activities on our behalf, such as identifying and investigating possible business targets and combinations. We have no policy that would prohibit these individuals and their affiliates from negotiating the reimbursement of such expenses by a target business. As a result, the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Members of our management team may have affiliations with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Members of our management team may have affiliations with companies, including companies that are engaged in business activities similar to those intended to be conducted by us. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. For a more detailed description of the potential conflicts of interest of our management, see the section titled “Management — Conflicts of Interest.”

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We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or insiders, which may raise potential conflicts of interest.

In light of the involvement of our insiders, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our insiders, officers and directors. In addition, concurrently with the completion of our initial business combination we currently intend to combine with Trefis, which is partially owned by members of our sponsor and certain members of our board of directors (including our Chief Executive Officer), Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Our insiders, officers and directors are not currently aware of any specific opportunities for us to complete our business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities (other than Trefis). Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting Our Initial Business Combination — Selection of a Target Business and Structuring of Our Initial Business Combination,” such transaction was approved by a majority of our disinterested and independent directors (if we have any at that time), and we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our officers, directors or insiders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

The shares beneficially owned by our insiders, officers and directors will not participate in a redemption and, therefore, our insiders, officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Our insiders have waived their right to convert their insider shares in connection with a business combination and their redemption rights with respect to their insider shares if we are unable to consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

If we are unable to consummate a business combination, any loans made by our insiders, officers, directors or their affiliates would not be repaid, resulting in a potential conflict of interest in determining whether a potential transaction is in our stockholders’ best interest.

In order to meet our working capital needs following the consummation of this offering, our initial stockholders, officers and directors or their affiliates or our sponsor may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The loans would be non-interest bearing and would be payable at the consummation of a business combination. If we fail to consummate a business combination within the required time period, the loans would not be repaid. Consequently, our directors and officers may have a conflict of interest in determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Since our insiders will lose their entire investment in us if our initial business combination is not completed and our insiders may have differing personal and financial interests than you, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

In March 2021, our sponsor purchased 2,875,000 insider shares, including 375,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters, for an aggregate price of $25,000. Prior to the initial investment in the company of $25,000 by our sponsor, we had no assets, tangible or intangible. The number of insider shares issued was determined based on the expectation that such insider shares would represent approximately 20% of the outstanding shares of our common stock after this offering. Prior to the effectiveness of this registration statement, our sponsor transferred an aggregate of 277,576 of its insider shares to our directors for their board service for no cash consideration. Up to 41,956 of these shares are subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. In addition, prior to the effectiveness of this registration statement, our sponsor transferred an aggregate of 60,000 of its insider shares to certain members of the advisory board for their services. None of these shares are subject to forfeiture in the event the underwriters’ over-allotment option is not exercised.

The insider shares will be worthless if we do not complete an initial business combination. In addition, our sponsor and/or its designees have committed to purchase 10,000,000 warrants (or 10,900,000 warrants if the over-allotment option is exercised in full) at a purchase price of $0.50 per warrant, or $5,000,000 (or $5,450,000 if the over-allotment option is exercised in full) in the aggregate. Our insiders and advisory board members have agreed (i) to vote any shares owned by them in favor of any proposed business combination and (ii) not to redeem any insider shares in connection with a stockholder vote to approve a proposed initial business combination. In addition, we may obtain loans from our sponsor, affiliates of our sponsor or an officer or director. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

Since our sponsor paid only approximately $0.01 per share for the insider shares, our insiders could potentially make a substantial profit even if we acquire a target business that subsequently declines in value.

In March 2021, our sponsor purchased 2,875,000 insider shares, including 375,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters, for an aggregate price of $25,000. Prior to the effectiveness of this registration statement, our sponsor transferred an aggregate of 277,576 of its insider shares to our directors for their board service for no cash consideration. Up to 41,956 of these shares are subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. In addition, prior to the effectiveness of this registration statement, our sponsor transferred an aggregate of 60,000 of its insider shares to certain members of the advisory board for their services. None of these shares are subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. As a result, the low acquisition cost of the insider shares creates an economic incentive whereby our insiders could potentially make a substantial profit even if we acquire a target business that subsequently declines in value and is unprofitable for public investors.

RISKS RELATING TO OUR SECURITIES

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

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We may issue shares of our capital stock to complete our initial business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and up to 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 76,833,334 authorized but unissued shares of common stock and 1,000,000 authorized but unissued shares of preferred stock available for issuance (after appropriate reservation for the issuance of the shares underlying the rights, private warrants and public warrants). Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of common stock or shares of preferred stock, or a combination of common stock and preferred stock, to complete our initial business combination. The issuance of additional shares of common stock or preferred stock:

●	may significantly reduce the equity interest of investors in this offering;

●	may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

●	may cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our shares of common stock.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our business combination. However, the incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Holders of warrants will not have redemption rights.

If we are unable to complete an initial business combination within the required time period and we redeem the funds held in the trust account our warrants will expire and holders will not receive any of the amounts held in the trust account in exchange for such warrants.

We have no obligation to net cash settle the warrants.

In no event will we have any obligation to net cash settle the warrants. Accordingly, the warrants may expire worthless.

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the redeemable warrants, holders will only be able to exercise such redeemable warrants on a “cashless basis” which would result in a fewer number of shares being issued to the holder had such holder exercised the redeemable warrants for cash.

Except as set forth below, if we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” provided that an exemption from registration is available. As a result, the number of the shares of common stock that a holder will receive upon exercise of its warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise their warrants on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced or the warrants may expire worthless.

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An investor will only be able to exercise warrants if the issuance of the shares of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable for cash and we will not be obligated to issue the shares of common stock unless the shares of common stock issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. However, we cannot assure you of this fact. If the shares of common stock issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

Our management’s ability to require holders of our redeemable warrants to exercise such redeemable warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the redeemable warrants than they would have received had they been able to exercise their redeemable warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrants (including any warrants held by our initial stockholders or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of the shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrants for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of a majority of the then outstanding warrants (including the private warrants) in order to make any change that adversely affects the interests of the registered holders; provided, however that an exchange offer made to both the publicly traded warrants and the warrants held by our sponsor on the same terms will not constitute an amendment requiring consent of any warrant holder.

Each of our rights agreement and warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights and holders of our warrants, which could limit the ability of rights holders and warrant holders to obtain a favorable judicial forum for disputes with our company.

Each of our rights agreement and our warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us or the rights agent or warrant agent, as applicable, arising out of or relating in any way to the rights agreement or warrant agreement, as applicable, shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we, the rights agent and the warrant agent irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We, the rights agent and the warrant agent will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these exclusive forum provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, any other claim for which the federal courts have exclusive jurisdiction or any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

This choice-of-forum provision may limit a rights holder’s or warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of either our rights agreement or warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

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Nasdaq may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities have been approved for listing on Nasdaq, a national securities exchange. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will continue to be listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 round lot holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our stock price would generally be required to be at least $4.00 per share, our stockholders’ equity would generally be required to be at least $5.0 million and we would be required to have a minimum of 300 round lot holders (with at last 50% of such round lot holding securities with a market value of at last $2,500) of our securities, and we would be required to have $15 million market value of publicly held shares. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our shares are a “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units and eventually our common stock, rights and warrants will be listed on Nasdaq, our units, common stock, rights and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

We may require public stockholders who wish to convert their shares of common stock in connection with a vote of stockholders on a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he or she is voting for or against such proposed business combination, to demand that we convert his or her shares of common stock into a share of the trust account. We may require public stockholders seeking to convert their shares in connection with a stockholder vote on a proposed business combination, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at least two business days on the initial business combination (a tender of shares is always required in connection with a tender offer). In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, this may not be the case. Under Delaware law and our bylaws, we are required to provide at least 10 days advance notice of any stockholder meeting, which would be the minimum amount of time a public stockholder would have to determine whether to exercise conversion rights. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

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If we require public stockholders who wish to convert their shares of common stock to comply with the delivery requirements discussed above for conversion, such converting stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public stockholders who wish to convert their shares of common stock to comply with the delivery requirements discussed above for conversion and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed business combination until we have returned their securities to them. The market price for our shares of common stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek conversion may be able to sell their securities.

Our amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with our company or our company’s directors, officers or other employees.

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Our amended and restated certificate of incorporation further provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States, including, in each case, the applicable rules and regulations promulgated thereunder. While the Delaware courts have determined that such exclusive forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. Furthermore, stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company or its directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our amended and restated certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Our warrants may have an adverse effect on the market price of our shares of common stock and make it more difficult to effect a business combination.

We will be issuing warrants that may result in the issuance of up to 5,000,000 shares of common stock (5,750,000 shares if the over-allotment option is exercised in full) as part of the units offered by this prospectus and private warrants that may result in the issuance of an additional 5,000,000 shares of common stock (5,450,000 shares if the over-allotment option is exercised in full). The potential for the issuance of a substantial number of additional shares upon exercise of the warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

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If our insiders exercise their registration rights, it may have an adverse effect on the market price of our shares of common stock and the existence of these rights may make it more difficult to effect our initial business combination.

Our insiders and advisory board members are entitled to make a demand that we register the resale of the insider shares (a total of 2,500,000 shares if the over-allotment option is not exercised, or 2,875,000 shares if the over-allotment option is exercised in full) at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, our sponsor is entitled to demand that we register the resale of the 5,000,000 shares of common stock (5,450,000 shares if the over-allotment option is exercised in full) underlying the private warrants and any securities our sponsor may be issued in payment of working capital loans made to us at any time after we consummate a business combination. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate our initial business combination or increase the cost of consummating our initial business combination with the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our shares of common stock.

RISKS RELATING TO ACQUIRING AND OPERATING A BUSINESS OUTSIDE OF THE UNITED STATES

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect our initial business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

●	rules and regulations or currency conversion or corporate withholding taxes on individuals;

●	tariffs and trade barriers;

●	regulations related to customs and import/export matters;

●	longer payment cycles;

●	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

●	currency fluctuations and exchange controls;

●	challenges in collecting accounts receivable;

●	cultural and language differences;

●	employment regulations;

●	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

●	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we are unable to do so, our operations may suffer.

If we effect our initial business combination with a target business located outside of the United States, the laws applicable to such target business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a target business located outside of the United States, the laws of the country in which such target business is domiciled will govern almost all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements in such jurisdiction and appropriate remedies to enforce its rights under such material agreements may not be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we consummate our initial business combination with a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

●	ability to complete our initial business combination;

●	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

●	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

●	potential ability to obtain additional financing to complete our initial business combination;

●	pool of prospective target businesses;

●	the ability of our officers and directors to generate a number of potential investment opportunities;

●	the delisting of our securities from Nasdaq or an inability to have our securities listed on Nasdaq following a business combination;

●	potential change in control if we acquire one or more target businesses for stock;

●	the potential liquidity and trading of our securities;

●	the lack of a market for our securities;

●	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

●	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private warrants, will be used as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds
From offering	$100,000,000	$115,000,000
From sale of private warrants(1)	5,000,000	5,450,000

Total gross proceeds	$105,000,000	$120,450,000
Offering expenses(2)
Non-contingent underwriting discounts and commissions (2.0% of gross proceeds from offering, which excludes the deferred underwriting discounts and commissions equal to 3.5% of gross proceeds from offering)	$2,000,000	$2,300,000
Initial Trustee Fee	6,500	6,500
Legal fees and expenses	300,000	300,000
Nasdaq listing fee(2)	75,000	75,000
Printing and engraving expenses	35,000	35,000
Accounting fees and expenses	45,000	45,000
FINRA Filing Fee(2)	25,000	25,000
SEC Registration fee(2)	13,400	13,400
Miscellaneous	500,100	500,100
Total offering expenses (not including deferred underwriting discounts)(3)	$3,000,000	$3,300,000
Net proceeds
Net proceeds (including deferred underwriting discounts and commissions)	$102,000,000	$117,150,000
Held in the trust account(4)	101,000,000	116,150,000
Not held in the trust account	1,000,000	1,000,000
Use of net proceeds not held in the trust account (5)
Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of our initial business combination	$200,000	20.0%
Due diligence of prospective target businesses by officers, directors and sponsor	100,000	10.0%
Legal and accounting fees relating to SEC reporting obligations	75,000	7.5%
Payment for Administration	120,000	12.0%
Working capital to cover miscellaneous expenses, overhead, administration, D&O insurance, general corporate purposes, and reserves(6)	505,000	50.5%
Total	$1,000,000	100.0%

(1)	No discounts or commissions will be paid with respect to the purchase of the private warrants.
(2)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees, have been paid from the funds we received pursuant to the unsecured promissory note of up to $300,000 we issued to our sponsor as described in this prospectus. As of June 30, 2021, $0 was outstanding under such promissory note, which is non-interest bearing.

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(3)	The deferred underwriting discounts and commissions in an amount equal to 3.5% of the gross proceeds raised in this offering will be payable to the underwriters upon the consummation of our initial business combination and will be held in the trust account until the consummation of such initial business combination.
(4)	The funds held in the trust account may, but need not, be used to pay our expenses relating to completing our initial business combination, including deferred underwriting discounts and commissions payable to the underwriters in an amount equal to 3.5% of the total gross proceeds raised in the offering described below.
(5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in the categories of our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.
(6)	Amount includes up to $10,000 per month for overhead and administrative support we may agree to pay our sponsor.

Our sponsor and/or its designees have committed to purchase from us an aggregate of 10,000,000 private warrants at a purchase price of $0.50 per warrant, or $5,000,000 in the aggregate, in a private placement that will close simultaneously with the closing of this offering. A portion of the proceeds we receive from these purchases equal to $3,000,000 (or $3,450,000 if the over-allotment option is exercised in full) will be placed in the trust account as described in this registration statement so that at least $10.10 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part.

Net proceeds in the amount of $101,000,000, or $116,150,000 if the over-allotment option is exercised in full, from this offering and the sale of the private warrants will be placed in a trust account in the United States maintained by Continental Stock Transfer & Trust Company, as trustee. The funds held in the trust account will be invested only in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete our initial business combination to the extent not used to pay converting stockholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

No compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, stockholders, advisory board members, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after our initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after our initial business combination.

We intend to use the excess working capital available for miscellaneous expenses such as paying fees to consultants to assist us with our search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our insiders, officers, directors and advisory board members in connection with activities on our behalf as described below.

The allocation of the net proceeds available to us outside of the trust account, along with the interest earned on the funds held in the trust account available to us to pay our income and other tax liabilities, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories. If our estimate of the costs of undertaking due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to us from the trust account is insufficient as a result of the current low interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our sponsor or third parties, Our initial stockholders, officers and directors or their affiliates or our sponsor] may, but are not obligated to, loan us funds as may be required. Such loans would be evidenced by promissory notes that would either be paid upon consummation of our initial business combination, or, at such lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into private warrants at a price of $0.50 per warrant (which, for example, would result in our sponsor being issued 1,000,000 private warrants at a purchase price of $0.50 per warrant if $500,000 of notes were so converted). However, our initial stockholders, officers and directors or their affiliates or our sponsor are under no obligation to loan us any funds or invest in us. If we are unable to obtain the necessary funds, we may be forced to cease searching for a target business and liquidate without completing our initial business combination.

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We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, in connection with our initial business combination and to pay our expenses relating thereto, including the deferred underwriting discounts and commissions payable to the underwriters in an amount equal to 3.5% of the total gross proceeds raised in the offering upon consummation of our initial business combination. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

On March 16, 2021, the Company issued to our sponsor a promissory note in the principal amount of up to $300,000. The promissory note contains a drawdown feature such that at any time prior to the consummation of this offering we may draw up to an aggregate of $300,000 for general working capital expenses. The note is non-interest bearing and is payable on the earlier of December 31, 2021 and the date on which we consummate our initial public offering.

In order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our initial stockholders, officers and directors or their affiliates or our sponsor may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount it deems reasonable in their sole discretion. The notes would either be paid upon consummation of our initial business combination, or, at such lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into private warrants at a price of $0.50 per warrant (which, for example, would result in our sponsor being issued 1,000,000 private warrants at a purchase price of $0.50 per warrant if $500,000). If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. These notes would be in addition to any notes we issued in exchange for the funds necessary to extend our life.

A public stockholder will be entitled to receive funds from the trust account only in the event of (1) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period, (2) if that public stockholder elects to convert public shares in connection with a stockholder vote or (3) if that public stockholder sells shares to us in any tender offer in connection with a proposed business combination. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends subsequent to the completion of our initial business combination will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

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DILUTION

The difference between the public offering price per share, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets (excluding deferred offering costs, which are excluded from tangible book value before this offering) less total liabilities (excluding related party payables and including the value of shares of common stock which may be converted into cash), by the number of outstanding shares of common stock.

At June 30, 2021, our net tangible book value was a deficit of $252,388, or approximately $(0.10) per share assuming the underwriters do not exercise any portion of the over-allotment option and the forfeiture of 375,000 insider shares. For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the issuance of one-fifteenth (1/15) of a share for each right outstanding, as such issuance will occur upon a business combination without the payment of additional consideration and (ii) the number of shares included in the units offered hereby will be deemed to be 10,666,666 (consisting of 10,000,000 shares included in the units we are offering by this prospectus and 666,666 shares underlying the outstanding rights), and the price per share in this offering will be deemed to be $9.38. After giving effect to the sale of 10,000,000 shares of common stock included in the units we are offering by this prospectus and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at June 30, 2021 would have been $5,000,001, or $1.31 per share, representing an immediate increase in net tangible book value of $1.41 per share to the initial stockholders. For purposes of presentation, our pro forma net tangible book value after this offering is $93,524,471 less than it otherwise would have been because if we effect a business combination, the ability of public stockholders to sell their shares to us in any tender offer or redeem their shares if we hold a shareholder vote may result in the conversion or tender of up to 86.0% shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the rights and the redeemable warrants, including the private warrants:

	Without Over-allotment		With Over-allotment
Public offering price		$9.38		$9.38
Net tangible book deficit before this offering	(0.10)		(0.09)
Increase attributable to public stockholders	1.41		1.25
Pro forma net tangible book value after this offering and the sale of the private placement warrants		1.31		1.16
Dilution to public stockholders		$8.07		$8.22
Percentage of dilution to public stockholders		86.0%		87.7%

The following table sets forth information with respect to our insiders and the new investors:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Initial stockholders(1)	2,500,000	19.0%	$25,000	0.02%	$0.01
New investors(2)	10,666,666	81.0%	$100,000,000	99.98%	$9.38
	13,166,666	100%	$100,025,000	100%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 375,000 insider shares held by our initial stockholders have been forfeited as a result thereof.
(2)	Assumes the issuance of an additional 666,666 shares underlying the rights included in the units.

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The pro forma net tangible book value per share after the offering is calculated as follows:

	Without Over- allotment	With Over- allotment
Numerator:
Net tangible book deficit before this offering	(252,388)	(252,388)
Net proceeds from this offering, sale of the private placement warrants and conversion of note payable	102,000,000	117,150,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	276,860	276,860
Less: Deferred underwriting commissions	(3,500,000)	(4,025,000)
Less: Proceeds held in trust subject to redemption	(93,524,471)	(108,149,471)
	$5,000,001	$5,000,001
Denominator:
Common stock outstanding prior to this offering	2,875,000	2,875,000
Common stock forfeited if over-allotment is not exercised	(375,000)	—
Common stock included in the units offered	10,000,000	11,500,000
Common stock underlying the rights included in the units offered	666,666	766,666
Less: Shares of common stock subject to redemption	(9,352,447)	(10,814,947)
	3,814,219	4,326,718

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CAPITALIZATION

The following table sets forth our capitalization at June 30, 2021 and as adjusted to give effect to the sale of our units offered by this prospectus and the private warrants and the application of the estimated net proceeds derived from the sale of such securities:

	June 30, 2021
	Actual	As Adjusted (1)
Notes payable to related party (2)	$—	$—
Deferred underwriting commissions	—	3,500,000
Common stock subject to possible redemption; -0- shares actual and 9,352,447 shares as adjusted (3)	—	93,524,471
Preferred stock, $0.0001 par value; -0- and -0- shares authorized, actual and as adjusted; none issued and outstanding, actual and as adjusted	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 2,875,000 and 3,147,553 shares issued and outstanding (4) (excluding -0- and 9,352,447 shares subject to possible redemption), actual and as adjusted, respectively	288	315
Additional paid-in capital	24,712	5,000,214
Accumulated deficit	(528)	(528)
Total shareholder’s equity	24,472	5,000,001
Total capitalization (5)	$24,472	$102,024,472

(1)	Includes the $5,000,000 in aggregate we will receive from the sale of the private warrants at the consummation of this offering.
(2)	On March 16, 2021 the Company issued an unsecured promissory note to our sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. As of June 30, 2021, we have not borrowed under the promissory note. Such promissory note is non-interest bearing and is payable on the earlier of December 31, 2021 and the date on which we consummate our initial public offering.
(3)	Derived by taking 9,352,447 shares which may be redeemed, representing the maximum number of shares that may be converted while maintaining at least $5,000,001 in net tangible assets after the offering, multiplied by $10.00.
(4)	Assumes the over-allotment option has not been exercised and an aggregate of 375,000 insider shares have been forfeited by our insiders as a result thereof
(5)	Derived by adding deferred underwriting discounts and commissions payable, total stockholder’s equity and the value of shares of common stock subject to possible conversion.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on March 1, 2021 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target business. We have not selected any specific target business and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any target business regarding a business combination with our company. As described further below, concurrent with the completion of our initial business combination, we currently intend to combine with Trefis, owner of www.Trefis.com and of the Trefis Technology, a business and financial data analytics and technology company, which was founded and is partially owned by members of our sponsor and certain members of our board of directors (including our Chief Executive Officer). We will not, however, complete an initial business combination with only Trefis, and we cannot provide any assurance that such a business combination with Trefis will occur at all, even if we complete an initial business combination with a target business. We intend to utilize cash derived from the proceeds of this offering and the private placement of the private warrants, our securities, debt or a combination of cash, securities and debt, in effecting our initial business combination. The issuance of additional shares of common stock or preferred stock in our initial business combination:

●	may significantly dilute the equity interest of our investors in this offering who would not have pre-emption rights in respect of any such issuance;

●	may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

●	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

●	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to pay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity, Capital Resources and Going Concern

As indicated in the accompanying financial statements, at June 30, 2021, we had $25,000 in cash and a working capital deficit of $252,388. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. Our plans to raise capital or to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern over the twelve months from the issuance of these financial statements.

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Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the insider shares and a loan from our sponsor in the amount of $300,000 that is more fully described below. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $1,000,000 and underwriting discounts and commissions (not including the deferred underwriting discounts and commissions) of $2,000,000, or $0.20 per unit per unit (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) and (2) the sale of the private warrants for an aggregate purchase price of $5,000,000 (or $5,450,000) if the over-allotment option is exercised in full) will be $102,000,000 (or $117,150,000 if the over-allotment option is exercised in full). Of this amount, $101,000,000 (or $116,150,000 if the over-allotment option is exercised in full) will be held in the trust account. The remaining approximately $1,000,000 (or $1,000,000 if the over-allotment option is exercised in full) will not be held in the trust account.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, in connection with our initial business combination and to pay our expenses relating thereto, including deferred underwriting discounts and commissions payable to underwriters in an amount equal to 3.5% of the total gross proceeds raised in the offering upon consummation of our initial business combination. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Over the next 15 months (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination), assuming a business combination is not consummated prior thereto, we will be using the funds held outside of the trust account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. Out of the funds available outside the trust account, we anticipate that we will incur approximately:

●	$200,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

●	$100,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial stockholder;

●	$75,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

●	$505,000 for general working capital that will be used for miscellaneous expenses, D&O insurance, Delaware franchise taxes, liquidation obligations, reserves and for general corporate purposes, which includes up to $10,000 per month that we may agree to pay to our Sponsor for the payment of overhead and administration support.

If our estimates of the costs of undertaking due diligence and negotiating our initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

Our sponsor has committed to purchase from us an aggregate of 10,000,000 private warrants at a purchase price of $0.50 per warrant, or $5,000,000 in the aggregate, in a private placement that will close simultaneously with the closing of this offering. A portion of the proceeds we receive from these purchases equal to $3,000,000 (or $3,450,000 if the over-allotment option is exercised in full) will be placed in the trust account as described in this registration statement so that at least $10.10 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part.

On March 16, 2021, the Company issued to our sponsor a promissory note in the principal amount of up to $300,000. The promissory note contains a drawdown feature such that at any time prior to the consummation of this offering we may draw up to an aggregate of $300,000 for general working capital expenses. The note is non-interest bearing and is payable on the earlier of December 31, 2021 and the date on which we consummate our initial public offering. As of June 30, 2021, we have borrowed $0 under the promissory note.

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If needed to finance transaction costs in connection with searching for a target business or consummating an intended initial business combination, our initial stockholders, officers and directors or their affiliates or our sponsor may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at such lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into private warrants at a price of $0.50 per warrant (which, for example, would result in such lender being issued 1,000,000 private warrants at a purchase price of $0.50 per warrant if $500,000 of notes were so converted). We believe the purchase price of the private warrants will approximate the fair value of such warrants when issued. However, if it is determined, at the time of issuance, that the fair value of such private warrants exceeds the purchase price, we would record compensation expense for the excess of the fair value of the private warrants on the day of issuance over the purchase price in accordance with Accounting Standards Codification (“ASC”) 718 – Compensation - Stock Compensation.

Controls and Procedures

We are not currently required to maintain an effective system of internal control as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2021. As of the date of this prospectus, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal control. We expect to assess the internal control of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal control. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal control. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting and external reporting areas, including segregation of duties;

●	reconciliation of accounts;

●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

When required by Section 404 and once our management’s report on internal control is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report. This independent registered public accounting firm may identify additional issues concerning a target business’s internal control while performing its audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private warrants held in the trust account will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

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PROPOSED BUSINESS

Introduction

We are a blank check company formed under the laws of the State of Delaware on March 1, 2021. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, which we refer to throughout this prospectus as our “initial business combination,” with one or more businesses or entities, which we refer to throughout this prospectus as a “target business.” We have not selected any specific target business and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any target business regarding a business combination with our company. As described further below, concurrent with the completion of our initial business combination, we currently intend to combine with Trefis, owner of www.Trefis.com and of the Trefis Technology, which was founded and is partially owned by members of our sponsor and certain members of our board of directors (including our Chief Executive Officer). In addition, certain investors in Trefis also own a majority of our sponsor in the aggregate. We will not, however, complete an initial business combination with only Trefis, and we cannot provide any assurance that such a business combination with Trefis will occur at all, even if we complete an initial business combination with a target business.

Trefis is a business and financial data analytics and technology company. Trefis utilizes the Trefis Technology to develop and produce business and financial research and analysis. The research and analysis produced by the Trefis Technology reaches millions of users directly and through partnerships with its media, online brokerage, and other clients.

While we may pursue an acquisition opportunity in any industry or sector, we intend to focus our initial search on target businesses in the financial services industry, with a particular focus on financial media, brokerage, banking, investing, and wealth management that would be complemented by Trefis Technology. We currently intend to capitalize on our management team and board’s reputation in the sector, our operating expertise, and our industry network in order to identify and to complete an initial business combination. Members of our management team, board and advisory board are recognized leaders in the digital financial services industry and have experience in operating prominent companies and divisions of leading financial services companies in this domain. In addition, our management team, through long-standing industry relationships, has global access to the operating, venture capital, and financial sponsor communities, which we believe will be useful in supplementing our pipeline of potential target acquisition opportunities.

The financial services industry is a logical target sector given the potential synergies with Trefis Technology. Business and financial research technology and analysis developed by Trefis reaches millions of users, directly and through partnerships with media, online brokerage, and other clients. The Trefis Technology is taught using approaches of successful investors and executives, performs millions of calculations, and produces 10,000+ analyses and insights monthly. We believe that combining Trefis Technology with a leading business in the financial services industry will allow the business to achieve significant growth, improve market share, and allow it to gain a competitive advantage among its peers. Furthermore, the COVID-19 pandemic has had a meaningful impact on the financial services industry, especially among retail investors. Since the start of 2020 through January 2021, retail trading as a share of overall activity has nearly doubled from between 15% and 18% to more than 30%, according to Credit Suisse. We believe this change will fundamentally alter the financial services landscape, requiring businesses to adjust rapidly with meaningful analytics and data processing for a significantly larger customer base. We believe that the Trefis Technology can solve these challenges for potential target businesses and facilitate their achievement of these objectives. With the operational and industry experience of our management team, we further believe that we will be uniquely positioned to execute on one or more opportunities in this market.

We believe that the experience and capabilities of our management team and the Trefis Technology platform will make us an attractive partner to potential target businesses, enhance our ability to complete a successful business combination, and bring value to the post-business combination company. Our management team, board and advisory board bring a combination of operating, investing, financial and transactional experience, including decades of leadership in their respective functional areas within the financial services industry.

Market Opportunity and Competitive Advantage

●	Opportunities in the financial services sectors. The financial services sector is in a period of transformation. Brick and mortar businesses in the financial services industry are in a state of decline while virtual and digital finance services that are being provided by innovative growth companies are capturing increasing market share. According to S&P Global Market Intelligence, bank closures hit a record high in 2020 with 3,324 branches during the year. There has also been a material increase in the number and type of investors in the financial market, who are looking for digital delivery of data driven analytics. We seek to acquire one or more businesses in the financial services sector to take advantage of these changes and resulting opportunities and, if we deem appropriate, the ability to leverage the Trefis Technology platform with increased scale.

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●	Our management operating expertise. We seek to acquire one or more businesses with operations that are fundamentally sound and that are positioned for significant growth and market leadership. Our management team has extensive experience as hands-on operators in the areas of marketing, operations and finance as well as extensive networks and insights within the financial services industry. We seek to add value using our management’s expertise to facilitate the growth and market penetration of our target businesses. Our management team, board of directors and advisory board have decades of experience operating and/or investing in businesses in the financial services industry. We will look for opportunities where prospective target businesses can benefit from our significant experience and expertise to help them achieve long-term strategic and operational excellence.

●	Trefis Technology platform as an enabler of scale, strategic growth or industry transformation. We seek to acquire one or more businesses where a strategic relationship or business combination with Trefis and additional acquisitions could unlock significant potential synergies. We believe that the Trefis Technology platform coupled with our management team and board’s depth and breadth of transaction experience affords us an advantage in identifying undervalued or breakthrough targets that would benefit from renewed management focus and improved technology. We believe that our management team’s assistance would create value for these types of targets by utilizing our management team and board’s prior experience at leading financial institutions and by integrating Trefis Technology into their business to achieve the target company’s growth strategy.

Our Management Team, Board and Advisors

Our management team, board of directors and advisory board consist of seasoned industry executives, with proven track records of:

●	Operating fast growing digital businesses across financial services and adjacent industries;

●	Developing scaled digital financial services offerings;

●	Growing prominent companies, both organically and through acquisitions;

●	Securing strategic relationships and implementing successful customer acquisition strategies;

●	Building digital infrastructure;

●	Applying technology to differentiate customer experience and the brand;

●	Utilizing big data, machine learning and artificial intelligence to generate value-added consumer insight and experience;

●	Building cohesive and productive management teams;

●	Functioning in an advisory capacity and providing governance to operational leadership teams;

●	Sourcing, structuring, financing, acquiring and selling businesses; and

●	Fostering relationships with sellers, investors and target management teams.

Our Management

Manish Jhunjhunwala, our Chief Executive Officer, Chief Financial Officer, director and one of our founders, currently serves as the Chief Executive Officer for Trefis. In this role, Mr. Jhunjhunwala is responsible for all strategic initiatives and operations of Trefis and was the visionary behind its creation and implementation. He oversees the teams responsible for the development of www.Trefis.com, and the proprietary underlying technologies and systems. He has led multiple successful capital raise efforts and has established key partnerships and distribution initiatives across various business and financial services industries, including partnerships with financial media, major investment banks, research houses, online brokerages, strategy consulting firms, and other Fortune 500 companies. Prior to co-founding Trefis, Mr. Jhunjhunwala was a consultant at McKinsey & Company.

Mark Madden is our Chief Strategy Officer and has served as a director since September 14, 2021. Currently, he is a Managing Partner of Covenant Advisors, an investor in early-stage emerging growth companies. He is a capital markets professional with three decades of experience in investment banking, stock research and portfolio management. Over the years, he has managed multi-billion dollar investment portfolios with holdings in over 35 countries, and he has led teams in structuring, launching and building investment management businesses with a global footprint. He has held senior positions at a number of leading investment management firms, including Pioneer Investments, Oppenheimer Funds, and TCW Group, with oversight responsibility for analysts, portfolio managers, product development, investment strategy, institutional marketing, risk control and regulatory compliance. Under his leadership, Pioneer was one of the first institutional investors to establish local research teams to invest in Poland, the Czech Republic, Hungary, India and Russia from 1993 to 1995. Since 2013 Mr. Madden has been an active investor, advisor, investment banker, CFO and board member to early-stage private companies.

Alok R. Prasad is our Head of Growth and has served as one of our directors since September 14, 2021. He has served as chief executive officer and director of CashRepublic Holding, Inc., a community-focused fintech company that seeks to provide consumers with an alternative to banks since January 2021. From January 2019 to March 2020, Mr. Prasad served as president of OakNorth US Inc., a fintech firm providing credit intelligence tools to banks, and deputy chief executive officer and chief operations officer of OakNorth Bank plc. Prior to that, from February 2017 to December 2018, he served as Head of Digital Advanced Client Solutions for The Bank of America Corporation, where he also served on the board of the Bank Administration Institute. From 2004 to 2016, he held various senior positions at Merrill Lynch, including Head of Strategy for Global Investment Banking, Head of Business Planning, Marketing, and Merrill Direct for Wealth Management and Head of Merrill Edge, the company’s electronic trading platform, which he helped launch in 2010 and subsequently grew to over $200 billion in investable assets.

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Our Board

Larry Kramer has served as one of our independent directors and as Chairman of the board since September 14, 2021. He is a seasoned media executive, entrepreneur and journalist, has served as director of Advance Local, one of the largest media groups in the United States, since 2020. Prior to his service as director of Advance Local, Mr. Kramer has served as director of several public companies, including Discovery Communications, MDC Partners, Gannett Corp. and TheStreet, Inc., where he served as Chairman of the Board and as Acting Chief Executive Officer. Previously, Mr. Kramer served as President and Publisher of USA Today from April 2012 to July 2015. Before joining USA Today, Mr. Kramer served as Adjunct Professor of Media Management at Syracuse University from January 2010 to May 2012. Prior to this, he served as Senior Advisor for Polaris Venture Partners, a venture capital firm, from July 2007 to January 2010, where he advised the firm on digital media investments. From 2005 to 2008, Mr. Kramer worked for CBS Corp., first as inaugural president of CBS Digital Media and then as a consultant. From 1994 to 2005, he served as Chairman and Chief Executive Officer of Marketwatch.com, which he co-founded and took public. Mr. Kramer served as Vice President of Marketing and News for Data Broadcast Corp from 1992 to 1994, following its acquisition of DataSport, Inc., which Mr. Kramer founded in 1991. From 1974 to 1990 he was a reporter and senior editor at The San Francisco Examiner and The Washington Post. He is a Trustee of Syracuse University.

Ed McGowan has served as one of our independent directors since September 14, 2021. He is Executive Vice President, Chief Financial Officer of Akamai Technologies (NASDAQ: AKAM). He oversees all finance functions for Akamai worldwide, where his responsibilities include directing the company’s accounting, tax, treasury, investor relations, financial planning and analysis, and business finance activities and operations. Since joining Akamai in 2000, he has been instrumental in the development of many strategic alliances with major global carriers including AT&T, Telefonica, PLDT, Bell Canada, Telstra, Orange, and Singtel, and was instrumental in helping to establish Akamai’s Carrier Products business in 2012, in addition to leading numerous mergers and acquisitions from 2005 to 2012.

Elias Mendoza has served as one of our independent directors since September 14, 2021. He currently serves as Partner and Chief Operating Officer of Siris Capital Group, a private equity firm focused on making control investments in data, telecommunications, technology and technology-enabled business, which he joined in 2013. Prior to this, Mr. Mendoza was a Partner at Union Square Advisors, where he served as its Chief Operating Officer and a senior banker across the firm’s verticals. Mr. Mendoza previously held various senior positions at IBM, including Vice President and Global Head of Corporate Development. In such capacity, he was responsible for identifying, executing and integrating all acquisitions, investments and divestitures for the company on a worldwide basis.

Dr. Alex Pentland has served as one of our independent directors since September 14, 2021. He has served as a professor at the Massachusetts Institute of Technology (“MIT”) since 1987, with appointments in MIT Sloan School of Business, MIT Institute for Data, Systems, and Society and MIT School of Architecture and Planning. Since 1995, Dr. Pentland has served as the Toshiba Professor of Media, Arts and Sciences. He founded and currently directs the MIT Connection Science initiative, a program that pioneered computational social science, using big data and artificial intelligence to gain insight into human society, and the Trust: Data Alliance, an alliance of companies and nations building open-source software that fosters the development of a secure network of trusted data. He currently co-chairs the Institute of Electrical and Electronics Engineers (IEEE) Council on Extended Intelligence and serves on the board of the UN’s Global Partnership for Sustainable Development Data. Dr. Pentland is one of the most-cited authors in computer science. In addition to his academic work, he is also a serial entrepreneur, and has founded companies including ginger.io, Reffanalytics.ai and Endor.com.

Martin Schmidt has served as one of our independent directors since September 14, 2021. He has served as Provost of the Massachusetts Institute of Technology (MIT) since February 2014. He has been a member of the MIT faculty since 1988, he was appointed as the Ray and Maria Stata Professor of Electrical Engineering and Computer Science in 2016. His teaching and research is in the areas of micro and nanofabrication of sensors, actuators and electronic devices; microelectromechanical systems; design of micromechanical sensors and actuators; and micro/nanofabrication technology. He is the co-author of more than 80 journal publications and 120 peer-reviewed conference proceedings. He is also an inventor on more than 30 issued U.S. patents. Mr. Schmidt is active in consulting with industry in the commercialization of technology. His research group has transferred a number of new technologies to industry, and he has co-founded or has been the co-inventor of the core technology of six start-up companies.

Barrie R. Zesiger has served as one of our independent directors since September 14, 2021. She is a Founding Partner and Managing Director of Zesiger Capital Group LLC, an investment advisory firm, which she co-founded in 1995. Since 2000, Ms. Zesiger has held various roles as a member of the Massachusetts Institute of Technology Corporation, which serves as the board of trustees of the Massachusetts Institute of Technology, including serving as a member of its Executive Committee from 2002 to 2019, and is currently a Corporation Life Member Emerita. Ms. Zesiger has served as a member of the board of directors of several private companies, including Compugen Ltd., Consensus Orthopedics, Inc., and Openservice, Inc. Since 1993, she has served on the board of directors of Asphalt Green, Inc., a nonprofit organization.

Our Advisory Board

Members of our advisory board have experience as executives, in leading corporate strategy and investing experience. Our advisory board members’ skills as investors, financial information and technology strategists, investment advisors and corporate advisors will further support our ability to identify and drive value in our initial business combination through their sourcing channels, relationship networks and leadership experience.

We believe that the experience and capabilities of our management, our board of directors and our advisory board will make us an attractive partner to potential target businesses, enable us to pursue a broad range of opportunities, enhance our ability to complete a successful combination and be accretive our potential target business upon the completion of the initial business combination. However, our management team’s experience and capabilities do not guarantee a successful initial business combination. We cannot guarantee that our current officers and directors will continue in their respective roles, or in any other role, after our initial business combination, and their expertise may only be of benefit to us until we complete our initial business combination. Past performance by our management team is not a guarantee of success with respect to any business combination we may consummate.

Market Opportunities

We plan to pursue business combination opportunities with companies operating in the financial services industry, including financial media, brokerage, banking, investing and wealth management. We believe that the financial services industry will broadly benefit from consumer digital trends, including:

●	Demographics: Consumers born in the digital age continue to grow into professional careers and are entering their key saving and investing years, and these consumers are demanding a modern, digital financial services experience.

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●	Platforms: Large-scale, traditional financial firms are not able to operate at the speed of digital because they are continuing to rely on dated technology and architecture. Digital financial media and investing platforms that can quickly adapt to consumer change can quickly scale audience and business opportunities.

●	Advertising: U.S. digital advertising spending continues to grow at a much faster rate than TV advertising and digital financial media is capturing a growing audience and is seeking high quality content to capture market share and grow the user base.

●	Insight to Action, connecting the last mile: Consumers want less friction between the origination of good ideas and taking an action, or completing a transaction using that information. There is an opportunity to remove that friction and to help eliminate intermediaries. The consumer financial experience has too much confusion, too much choice, and a lack of transparency of costs. Efficient and technically innovative digital solutions can significantly improve these issues.

●	Big data and artificial intelligence: Beyond the buzzwords, these technologies are outperforming humans in many industries and will do so in financial services. We believe that big data and artificial intelligence will enhance both equity analysis and investment selection, which has ramifications for research, publishing, responsible investing, and superior-quality wealth creation opportunities that can be made more accessible and at materially lower prices.

We believe that the financial services sector is at the early stages of a significant evolution and transformation. Our management team is ideally suited to identify high growth target businesses in the financial services industry that would benefit from broad reach digital capability and being connected to the last mile of investing. It is our objective to facilitate the growth of our target business into a highly competitive market leader that is in a position to further consolidate additional financial services businesses that are unable to respond to the rapidly changing digital world. Under the guidance of our management team, we believe that such a financial services platform could become the foundation for significant market penetration in the space and lead to material value creation for our stockholders.

Our Business Combination Process and Possible Merger with Trefis

In evaluating prospective business combinations, we expect to conduct a thorough due diligence review process that may encompass, among other things, a review of historical and projected financial and operating data, meetings with management and their advisors (if applicable), discussion with customers, and other reviews as we deem appropriate.

We will also leverage our operational and industry experience in order to:

●	Conduct rigorous research and analysis: Performing disciplined, bottom-up fundamental research and analysis is core to our strategy, and we intend to conduct extensive due diligence to evaluate the impact that a transaction may have on the target business;

●	Acquire the target company at an attractive price relative to our view of its intrinsic value: Combining rigorous bottom-up analysis as well as our industry expertise, the management team intends to develop its view of the intrinsic value of the potential business combination. In doing so, the management team will evaluate future cash flow potential, relative industry valuation metrics and precedent transactions to inform its view of intrinsic value, with the intention of creating a business combination at an attractive price relative to such view;

●	Implement operating and financial structuring opportunities: We intend to construct an operating and financial plan which optimizes the potential to grow stockholder value. We believe that our management team has the ability to structure and execute a business combination which will provide the combined business with a capital structure and digital know-how that will support growth in stockholder value and give the combined target business the flexibility needed to grow organically and/or through strategic acquisitions. We intend to also develop and implement strategies and initiatives to improve the business’s operating and financial performance and create a platform for growth; and

●	Seek follow-on strategic acquisitions and divestitures to further grow stockholder value: The management team intends to analyze the strategic direction of the target business and the need for the company to engage in organic or inorganic growth. Specifically, the management team intends to evaluate opportunities for industry consolidation in the company’s core lines of business as well as opportunities to vertically or horizontally integrate with other industry participants.

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We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event that we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers, directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our stockholders from a financial point of view.

Members of our management team may directly or indirectly own our insider shares and/or common stock following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

Concurrently with our initial business combination, we currently intend to merge with Trefis. We believe that the combination of Trefis, us and a target business in the financial services industry would allow the resulting combined company to leverage Trefis’s technology platform, experienced management team and offer significant synergy and long-term value creation opportunities for our stockholders and serve as a platform for further growth.

We have not entered into any letter of intent or definitive agreement with Trefis, nor have we agreed to valuation or other key terms and conditions with respect to such a possible combination transaction. As a result, even though we currently intend to merge with Trefis concurrent with the completion of our initial business combination, we cannot provide any assurance that such a merger with Trefis will occur at all, even if we complete an initial business combination with a target business, or, if it does, we cannot provide any assurance as to the timing or terms thereof. We will not, however, complete an initial business combination with only Trefis. In addition, we will likely not consummate a merger with Trefis if the target business with respect to our initial business combination is not within the financial services industry or related sectors. Please see the section of this prospectus entitled “Trefis Business” for additional information with respect to Trefis business. If we pursue a merger with Trefis concurrent with our initial business combination, a committee of our independent directors will negotiate the terms and conditions of such merger (including the valuation of Trefis) on our behalf. Such committee of independent directors would also obtain an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that commonly renders valuation opinions that the proposed merger with Trefis is fair to our stockholders from a financial point of view. Our public stockholders will have the same voting and redemption rights with respect to any merger with Trefis as are applicable to our initial business combination and described elsewhere in this prospectus. We will only complete a combination with Trefis, if at all, simultaneously with, or subsequent to, our initial business combination. For the avoidance of doubt, the requirement that we complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination) does not apply to any potential combination with Trefis.

Acquisition Strategy

Our objective is to create a scalable digital financial media and investing platform with the infrastructure to continuously support and grow bolt-on acquisitions for financial return. We intend to create this platform through the consummation of our initial business combination, by targeting businesses with meaningful scale, digital infrastructure and product, and immediately identifiable cost synergies. We then intend to further enhance stockholder value by identifying and completing additional acquisitions, implementing operational improvements, and expanding the targets’ product offerings.

We believe that many businesses in the financial media and investing sectors could benefit from access to the public markets, but have thus far been unable to access these markets due to a number of factors, including standalone lack of scale. We expect to utilize our management team’s experience in operating and leading successful big data and analytics, artificial intelligence and digital financial services companies and significant relationships in these sectors to achieve our objective. Our selection process will leverage our management team’s deep and trusted contacts in the financial sector, which we believe will provide us with access to attractive business combination opportunities in these sectors.

We believe that we are in a unique position to capitalize on the expected financial industry digitization. Our management team has a strong thesis about the opportunity that may be generated through a leading big data and analytics platform applied to media and investing in the financial services space. We believe that the combined entity will have the potential to go on to become a scale financial services industry leader. We believe that the implementation of our strategy will provide considerable upside potential through increased audience, advertising revenue, and financial products revenue along with significant operating leverage provided from a scaled, fully digital platform.

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Investment Criteria

We intend to identify companies that have compelling growth potential and a combination of the characteristics listed below. We will use these guidelines to evaluate acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria.

●      We intend to focus on businesses that operate category-leading digital financial media and services brands, where we can leverage our management team’s experience as acquirers, operators, and investors and extensive network of industry leaders.

●      We intend to prioritize businesses that exhibit attractive customer and financial metrics, including demonstrated revenue scale and growth and a clear path to profitability.

●      We intend to focus on businesses with which we would have the ability to efficiently unlock revenue synergies, synergies of scale, and/or operational synergies.

●      We intend to focus on businesses that have significant embedded or underexploited expansion opportunities, have been underinvested in by current owners, or where a strategic relationship or business combination with Trefis, Inc. and additional acquisitions could unlock significant potential synergies.

●      We intend to focus on businesses that own established, trusted, multi-platform IP.

●      We intend to focus on businesses that have identifiable and implementable opportunities for value creation through acquisitions, capital investment in organic growth strategies, or generation of greater operating efficiencies.

●      We intend to focus on businesses that can benefit from a public listing and access to the public capital markets and will be able to effectively utilize the broader access to capital and the public profile that are associated with being a publicly traded company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines, as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC. We intend to identify companies that have compelling growth potential and a combination of the characteristics listed below. We will use these guidelines to evaluate acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private warrants, our capital stock, debt or a combination of these in effecting our initial business combination. Although substantially all of the net proceeds of this offering and the private placement of private warrants are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. Our initial business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, initial stockholders and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, share exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with our company.

Subject to the limitations that a target business has a fair market value of at least 80% of the balance in the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

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Sources of Target Businesses

While we have not yet identified any initial business combination candidates, we believe based on our management’s business knowledge and past experience that there are numerous business combination candidates. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. We may engage professional firms or other individuals that specialize in business acquisitions or mergers in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will our insiders or any of the members of our management team be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). We have no present intention to enter into a business combination with a target business that is affiliated with any of our officers, directors or insiders. However, we are not restricted from entering into any such transactions and may do so if (1) such transaction is approved by a majority of our disinterested and independent directors (if we have any at that time) and (2) we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. As of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

Selection of a Target Business and Structuring of Our Initial Business Combination

Subject to our management team’s fiduciary duties and the limitation that one or more target businesses have an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Additionally, there is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses.

Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect our initial business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. The valuation of a financially unstable company or early stage company can be more complicated than the calculation of a mature, stable company, and any valuation we make on such a company would be based, in part, on its prospects and how successful we believe the business will be once the company matures or is stabilized. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

●	financial condition and results of operation;

●	growth potential;

●	brand recognition and potential;

●	return on equity or invested capital;

●	market capitalization or enterprise value;

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●	experience and skill of management and availability of additional personnel;

●	capital requirements;

●	competitive position;

●	barriers to entry;

●	stage of development of the products, processes or services;

●	existing distribution and potential for expansion;

●	degree of current or potential market acceptance of the products, processes or services;

●	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

●	impact of regulation on the business;

●	regulatory environment of the industry;

●	costs associated with effecting the business combination;

●	industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates; and

●	macro competitive dynamics in the industry within which the company competes.

These criteria are not intended to be exhaustive. Our management may not consider any of the above criteria in evaluating a prospective target business. The retention of our officers and directors following the completion of any business combination will not be a material consideration in our evaluation of a prospective target business.

Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete our initial business combination remain to be determined. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

Pursuant to Nasdaq listing rules, our initial business combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account), which we refer to as the 80% test, at the time of the execution of a definitive agreement for our initial business combination, although we may structure a business combination with one or more target businesses whose fair market value significantly exceeds 80% of the trust account balance. The fair market value of Trefis will not count toward satisfying the 80% test. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for the company not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance of the trust account unless our board of directors cannot make such determination on its own. The board of directors, in light of its fiduciary obligation to stockholders, would be required to determine whether it is capable of valuing the target company based on the experience of its members in valuing companies and whether the board was actually able to reach a determination of value with respect to the particular target company.

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Lack of Business Diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may:

●	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

●	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

Limited Ability to Evaluate the Target Business’ Management Team

Although we intend to scrutinize the management team of a prospective target business for, among other things, their ability to manage a company with securities that are publicly traded, when evaluating the desirability of effecting our initial business combination, our assessment of the target business’ management team may not prove to be correct. In addition, the future management team may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following our initial business combination remains to be determined. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following our initial business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to our initial business combination. Moreover, they would only be able to remain with the company after the consummation of our initial business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, our officers and directors may not have significant experience or knowledge relating to the operations of the particular target business.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve an Initial Business Combination

In connection with any proposed business combination, we will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable) or (2) provide our public stockholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. Notwithstanding the foregoing, our insiders and advisory board members have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we so choose and we are legally permitted to do so, we have the flexibility to avoid a stockholder vote and allow our stockholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the issued and outstanding shares of common stock voted are voted in favor of the business combination.

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We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares converted or sold to us) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public stockholders may therefore have to wait 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination) in order to be able to receive a pro rata share of the trust account.

Our insiders and advisory board members have agreed (1) to vote any shares of common stock owned by them in favor of any proposed business combination, (2) not to convert any shares of common stock in connection with a stockholder vote to approve a proposed initial business combination and (3) not sell any shares of common stock in any tender in connection with a proposed initial business combination. As a result, if we sought stockholder approval of a proposed transaction, we would need only 625,001 of our public shares (or approximately 6.25% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming that only a quorum was present at the meeting, that the over-allotment option is not exercised, that our sponsor votes in favor of the transaction, and that the initial stockholders do not purchase any units in this offering or units or shares in the after-market).

None of our officers, directors, initial stockholders, advisory board members or their affiliates has indicated any intention to purchase units or shares of common stock in this offering or from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against such proposed business combination, our officers, directors, initial stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Notwithstanding the foregoing, our officers, directors, initial stockholders and their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Conversion/Tender Rights

At any meeting called to approve an initial business combination, public stockholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid. Notwithstanding the foregoing, our insiders and advisory board members have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. If we hold a meeting to approve an initial business combination, a holder will always have the ability to vote against a proposed business combination and not seek conversion of his shares.

Alternatively, if we engage in a tender offer, each public stockholder will be provided the opportunity to sell his public shares to us in such tender offer. The tender offer rules require us to hold the tender offer open for at least 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their public shares to us in the tender offer or remain an investor in our company.

Our initial stockholders, officers and directors will not have conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may also require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote on the business combination. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such delivery requirements. Accordingly, a stockholder would have from the time our proxy statement is mailed through the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. Under Delaware law and our bylaws, we are required to provide at least 10 days’ advance notice of any stockholder meeting, which would be the minimum amount of time a stockholder would have to determine whether to exercise conversion rights. As a result, if we require public stockholders who wish to convert their shares of common stock into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for conversion. Accordingly, investors may not be able to exercise their conversion rights and may be forced to retain our securities when they otherwise would not want to.

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There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights. The need to deliver shares is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders seeking to exercise conversion rights to deliver their shares prior to the consummation of the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to stockholders.

Any request to convert or tender such shares once made, may be withdrawn at any time up to the vote on the proposed business combination or expiration of the tender offer. Furthermore, if a holder of a public share delivered his certificate in connection with an election of their conversion or tender and subsequently decides prior to the vote on the business combination or the expiration of the tender offer not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their conversion or tender rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

Automatic Liquidation of Trust Account if No Business Combination

If we do not complete a business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. At such time, the warrants will expire and holders of warrants will receive nothing upon a liquidation with respect to such warrants, and the warrants will be worthless.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any redemptions are made to stockholders, any liability of stockholders with respect to a redemption is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. It is our intention to redeem our public shares as soon as reasonably possible following the 15th month from the closing of this offering (or up to the 21st month from the closing of this offering if we extend the period of time to consummate a business combination) and, therefore, we do not intend to comply with the above procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to seeking to complete an initial business combination, the only likely claims to arise would be from vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

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We will seek to have all third parties (including any third parties or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. The underwriters in this offering will execute such a waiver agreement.

As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, there is no guarantee that third parties, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Our sponsor has agreed that it will be liable to us if and to the extent any claims by third parties for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, or any reductions in the value of the trust assets, reduce the amount of funds in the trust account to below $10.10 per public share, except as to any claims by a third party who executed a valid and enforceable agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, our sponsor may not be able to satisfy its indemnification obligations, as we have not required our sponsor to retain any assets to provide for its indemnification obligations, nor have we taken any further steps to ensure that our sponsor will be able to satisfy any indemnification obligations that arise. Moreover, our sponsor will not be liable to our public stockholders and instead will only have liability to us. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $10.10 (whether or not the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the trust account, inclusive of any interest not previously released to us, subject to our obligations under Delaware law to provide for claims of creditors as described below.

If we are unable to consummate an initial business combination and are forced to redeem 100% of our outstanding public shares for a portion of the funds held in the trust account, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate the redemption of our public shares. Our insiders and the advisory board members have waived their rights to participate in any redemption with respect to their insider shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account and from the interest income on the balance of the trust account (net income and other tax obligations) that may be released to us to fund our working capital requirements. If such funds are insufficient, our sponsor has agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and has agreed not to seek repayment of such expenses. Each holder of public shares will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public stockholders.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete our initial business combination in the required time period or if the stockholders seek to have us convert their respective shares of common stock upon a business combination which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share redemption or conversion amount received by public stockholders may be less than $10.10.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

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Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we hold a stockholder vote to amend any provisions of our amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. Our insiders and advisory board members have agreed to waive any conversion rights with respect to any insider shares and any public shares they may hold in connection with any vote to amend our certificate of incorporation. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

●	prior to the consummation of our initial business combination, we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their shares of common stock, regardless of whether they vote for or against the proposed business combination, into a portion of the aggregate amount then on deposit in the trust account, or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, in each case subject to the limitations described herein;

●	we will consummate our initial business combination only if public stockholders do not exercise conversion rights in an amount that would cause our net tangible assets to be less than $5,000,001 and a majority of the outstanding shares of common stock voted are voted in favor of the business combination;

●	if our initial business combination is not consummated within 15 months of the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination), then our existence will terminate and we will distribute all amounts in the trust account to all of our public holders of shares of common stock;

●	upon the consummation of this offering, $101,000,000, or $116,150,000 if the over-allotment option is exercised in full, shall be placed into the trust account;

●	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination; and

●	prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

Potential Revisions to Agreements with Insiders

Each of our insiders and advisory board members has entered into letter agreements with us pursuant to which each of them has agreed to do certain things relating to us and our activities prior to a business combination. We could seek to amend these letter agreements without the approval of stockholders, although we have no intention to do so. In particular:

●	Restrictions relating to liquidating the trust account if we failed to consummate a business combination in the time-frames specified above could be amended, but only if we allowed all stockholders to redeem their shares in connection with such amendment;

●	Restrictions relating to our insiders and advisory board members being required to vote in favor of a business combination or against any amendments to our organizational documents could be amended to allow our insiders to vote on a transaction as they wished;

●	The requirement of members of the management team to remain our officer or director until the closing of a business combination could be amended to allow persons to resign from their positions with us if, for example, the current management team was having difficulty locating a target business and another management team had a potential target business;

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●	The restrictions on transfer of our securities could be amended to allow transfer to third parties who were not members of our original management team;

●	The obligation of our management team and advisory board members to not propose amendments to our organizational documents could be amended to allow them to propose such changes to our stockholders;

●	The obligation of insiders to not receive any compensation in connection with a business combination could be modified in order to allow them to receive such compensation; and

●	The requirement to obtain a valuation for any target business affiliated with our insiders, in the event it was too expensive to do so.

Except as specified above, stockholders would not be required to be given the opportunity to redeem their shares in connection with such changes. Such changes could result in:

●	Our insiders or advisory board members being able to vote against a business combination or in favor of changes to our organizational documents;

●	Our operations being controlled by a new management team that our stockholders did not elect to invest with;

●	Our insiders receiving compensation in connection with a business combination; and

●	Our insiders closing a transaction with one of their affiliates without receiving an independent valuation of such business.

We will not agree to any such changes unless we believed that such changes were in the best interests of our stockholders (for example, if we believed such a modification were necessary to complete a business combination). Each of our officers and directors have fiduciary obligations to us requiring that they act in our best interests and the best interests of our stockholders.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, venture capital firms, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have significant experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources, which could be reduced further because of our obligation to convert shares held by our public stockholders as well as any tender offer we conduct. Our management team is not experienced in pursuing business combinations on behalf of blank check companies. Other blank check companies may be sponsored and managed by individuals with prior experience in completing business combinations between blank check companies and target businesses. Our managements’ lack of experience may not be viewed favorably by target businesses. These inherent limitations give others an advantage in pursuing the acquisition of a target business. Furthermore, the requirement that we acquire a target business or businesses having a fair market value equal to at least 80% of the value of the trust account (excluding any taxes payable) at the time of the agreement to enter into the business combination, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights and the number of our outstanding warrants and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Facilities

We currently maintain our principal executive offices at 125 Cambridgepark Drive, Suite 301, Cambridge, Massachusetts 02140. The cost for this space is provided to us by our sponsor, at no cost. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have two executive officers, Manish Jhunjhunwala as our Chief Executive Officer and Chief Financial Officer and Mark Madden as our Chief Strategy Officer. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full time employees prior to the consummation of a business combination.

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Periodic Reporting and Audited Financial Statements

We have registered our units, common stocks and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation materials or tender offer documents sent to stockholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States GAAP or IFRS as issued by the IASB. A particular target business identified by us as a potential business combination candidate may not have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to consummate our initial business combination with the proposed target business.

We may be required by the Sarbanes-Oxley Act to have our internal control over financial reporting audited for the fiscal year ending December 31, 2021. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of their internal control over financial reporting. The development of the internal control over financial reporting of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

We are an emerging growth company as defined in the JOBS Act and will remain such for up to five years. However, if our non-convertible debt issued within a three-year period exceed $1.0 billion or our total revenues exceed $1.07 billion or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any of our officers or directors in their capacity as such, and we and our officers and directors have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$101,000,000 of the net offering proceeds and proceeds from the sale of the private warrants will be deposited into a trust account in the United States maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$88,200,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

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	Terms of the Offering	Terms Under a Rule 419 Offering
Investment of net proceeds	$101,000,000 of net offering proceeds and proceeds from the sale of the private warrants held in the trust account will be invested only in U.S. government treasury bills, bonds or notes with a maturity of 180 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock, rights and warrants comprising the units will begin to trade separately on the 30th day after the date of this prospectus unless Chardan Capital Markets, LLC, the representative of the underwriters, informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering.	No trading of the units or the underlying common stock, rights and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

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	Terms of the Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will either (i) give our stockholders the opportunity to vote on the business combination or (ii) provide our public stockholders with the opportunity to sell their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each stockholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement. Under Delaware law and our bylaws, we must provide at least 10 days advance notice of any meeting of stockholders. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to exercise their rights to convert their shares into cash or to remain an investor in our company.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline	If we are unable to complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

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	Terms of the Offering	Terms Under a Rule 419 Offering
Interest earned on the funds in the trust account	There can be released to us, from time to time any interest earned on the funds in the trust account that we may need to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our entry into liquidation upon failure to effect a business combination within the allotted time.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Release of funds	Except for interest earned on the funds held in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination (in which case, the proceeds released to us will be net of the funds used to pay converting or tendering stockholders, as the trustee will directly send the appropriate portion of the amount held in trust to the converting or tendering stockholders at the time of the business combination) and the liquidation of our trust account upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

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Trefis Business

Trefis is a business and financial data analytics and technology company, which was founded and is partially owned by members of our sponsor, WinVest SPAC LLC and certain members of our board of directors (including our Chief Executive Officer) and is headquartered in Cambridge, MA, and owns www.Trefis.com, along with the Trefis Technology.

Trefis utilizes the Trefis Technology to develop and produce business and financial research and analysis. The research and analysis produced by the Trefis Technology reaches millions of users directly and through partnerships with its media, online brokerage, and other clients. In 2018, Trefis launched a major, organization-wide initiative, with an end-goal of creating a system that operates with an effectiveness equivalent to that of a group of over one million analysts. This initiative included the build out of advanced research and analytical systems driven by proprietary machine learning algorithms, databases, and methodologies. The novel system learns from approaches of successful investors and executives, performs millions of calculations, and produces 10,000+ analyses and insights monthly. Assessments of the rapidly evolving system to date have produced promising, actionable results, attracted investor capital, and received broad partnership interests.

We believe the financial services sector is at the early stages of a significant evolution and transformation. A business combination that enables a broad reach digital capability connected to the last mile of investing will create a highly competitive business that is in a position to then consolidate the large number of financial services businesses that are unable to respond to the rapidly changing digital world. Under the expertise of a centralized management team, such a financial services platform could become the foundation to routinely add businesses and revenue streams.

Concurrently with our initial business combination, we currently intend to merge with Trefis. The resulting combined company would inherit our Nasdaq listing and its common stock, rights and warrants would be publicly traded. We currently anticipate that the combined company will be managed by our existing management team (some of whom also serve as members of the senior management team of Trefis). We believe that the combination of Trefis, us and a target business in the financial services industry would allow the resulting combined company to leverage Trefis’s technology platform, experienced management team and offer significant synergy and long-term value creation opportunities for our stockholders and serve as a platform for further growth.

We have not entered into any letter of intent or definitive agreement with Trefis, nor have we agreed to valuation or other key terms and conditions with respect to such a possible combination transaction. As a result, even though we currently intend to merge with Trefis concurrent with the completion of our initial business combination, we cannot provide any assurance that such a merger with Trefis will occur at all, even if we complete an initial business combination with a target business, or, if it does, we cannot provide any assurance as to the timing or terms thereof. We will not, however, complete an initial business combination with only Trefis. In addition, we will likely not consummate a merger with Trefis if the target business with respect to our initial business combination is not within the financial services industry or related sectors. If we pursue a merger with Trefis concurrent with our initial business combination, a committee of our independent directors will negotiate the terms and conditions of such merger (including the valuation of Trefis) on our behalf. Such committee of independent directors would also obtain an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that commonly renders valuation opinions that the proposed merger with Trefis is fair to our stockholders from a financial point of view. Our public stockholders will have the same voting and redemption rights with respect to any merger with Trefis as are applicable to our initial business combination and described elsewhere in this prospectus. We will only complete a combination with Trefis, if at all, simultaneously with, or subsequent to, our initial business combination. For the avoidance of doubt, the requirement that we complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination) does not apply to any potential combination with Trefis.

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MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Manish Jhunjhunwala	44	Chief Executive Officer, Chief Financial Officer and Director
Mark H. Madden	64	Chief Strategy Officer and Director
Alok R. Prasad	54	Head of Growth and Director
Lawrence S. Kramer	71	Director
Elias Mendoza	55	Director
Edward J. McGowan	51	Director
Dr. Alex Pentland	70	Director
Martin Schmidt	61	Director
Barrie R. Zesiger	75	Director

Manish Jhunjhunwala

Mr. Jhunjhunwala, our Chief Executive Officer, Chief Financial Officer, director and one of our founders since March 2021, currently serves as the Chief Executive Officer for Trefis since co-founding the company in 2009. In this role, Mr. Jhunjhunwala is responsible for all strategic initiatives and operations of Trefis and was the visionary behind its creation and implementation. He oversees the teams responsible for the development of www.Trefis.com, and the proprietary underlying technologies and systems. He has led multiple successful capital raise efforts and has established key partnerships and distribution initiatives across various business and financial services industries, including partnerships with financial media, major investment banks, research houses, online brokerages, strategy consulting firms, and other Fortune 500 companies. Prior to co-founding Trefis, Mr. Jhunjhunwala worked as a consultant at McKinsey & Company. He received an MBA and PhD from Massachusetts Institute of Technology, completing his doctoral thesis focused on the physics, engineering and design of complex microscale systems. He received his undergraduate degree from Indian Institute of Technology. We believe Mr. Jhunjhunwala’s leadership and entrepreneurial experience together with his technological expertise makes him well-qualified to serve on our board of directors.

Mark H. Madden

Mr. Madden has served as our Chief Strategy Officer since May 2021 and one of our directors since September 14, 2021. He is a corporate finance professional with decades of experience managing multi-billion dollar investment portfolios with holdings in over 35 countries globally, and he has led teams in structuring, launching and building investment management businesses. Since 2012, he has served as the Managing Partner of Covenant Advisors LLC, an investment firm. Since June 2018, he has served as the Treasurer, Corporate Secretary and member of the board of directors of Clozex Medical, Inc., a developer of wound closure products. He has also served as the Managing Member of BWS Partners LLC since June 2016. Previously, Mr. Madden has managed investment groups at Pioneer Investments, OppenheimerFunds, and TCW Group with oversight responsibility for analysts, portfolio managers, product development, investment strategy, institutional marketing, risk control and regulatory compliance. In recent years, Mr. Madden has been an active investor, advisor, investment banker, Chief Financial Officer and board member to emerging growth companies entering a rapid growth phase. Prior to his work in investment banking, he began his career in chemical engineering. Mr. Madden received a BS from Trinity College and an MBA from the University of Virginia Darden School of Business. We believe Mr. Madden’s extensive knowledge of the capital markets and global investment experience and expertise makes him well-qualified to serve on our board of directors.

Alok R. Prasad

Mr. Prasad has served as our Head of Growth since August 2021 and one of our directors since September 14, 2021. He has served as chief executive officer and director of CashRepublic Holding, Inc., a community-focused fintech company that seeks to provide consumers with an alternative to banks since January 2021. From January 2019 to March 2020, Mr. Prasad served as president of OakNorth US Inc., a fintech firm providing credit intelligence tools to banks, and deputy chief executive officer and chief operations officer of OakNorth Bank plc. Prior to that, from February 2017 to December 2018, he served as Head of Digital Advanced Client Solutions for The Bank of America Corporation, where he also served on the board of the Bank Administration Institute. From 2004 to 2016, he held various senior positions at Merrill Lynch, including Head of Strategy for Global Investment Banking, Head of Business Planning, Marketing, and Merrill Direct for Wealth Management and Head of Merrill Edge, the company’s electronic trading platform, which he helped launch in 2010 and subsequently grew to over $200 billion in investable assets. He received a Bachelor of Technology from Indian Institute of Technology (BHU) Varanasi and an MBA and Ph.D. from Cornell University. We believe Mr. Prasad’s extensive knowledge of the fintech industry, together with his executive leadership experience, makes him well-qualified to serve on our board of directors.

Lawrence S. Kramer

Mr. Kramer has served as one of our independent directors and Chairman of the board since September 14, 2021. He is a seasoned media executive, entrepreneur and journalist, has served as director of Advance Local, one of the largest media groups in the United States, since 2020. Prior to his service as a director of Advance Local, Mr. Kramer served as director of several public companies, including Discovery Communications, MDC Partners (March 2016 to June 2019), Gannett Corp. (July 2015 to August 2019) and TheStreet, Inc. (October 2015 to August 2019), where he served as Chairman of the Board and, in 2016, as Acting Chief Executive Officer. Previously, he served as President and Publisher of USA Today from April 2012 to July 2015. Before joining USA Today, Mr. Kramer served as Adjunct Professor of Media Management at Syracuse University from January 2010 to May 2012. Prior to this, he served as Senior Advisor for Polaris Venture Partners, a venture capital firm, from July 2007 to January 2010, where he advised the firm on digital media investments. From 2005 to 2008, Mr. Kramer worked for CBS Corp., first as inaugural president of CBS Digital Media and then as a consultant. From 1994 to 2005, he served as Chairman and Chief Executive Officer of Marketwatch.com, which he co-founded and took public. Mr. Kramer served as Vice President of Marketing and News for Data Broadcast Corp from 1992 to 1994, following its acquisition of DataSport, Inc., which Mr. Kramer founded in 1991. From 1974 to 1990 he was a reporter and senior editor at The San Francisco Examiner and The Washington Post. He is a Trustee of Syracuse University. He received a BS from Syracuse University and an MBA from Harvard University. We believe Mr. Kramer’s extensive executive leadership experience and media industry expertise, together with his public company board experience, makes him well-qualified to serve on our board of directors.

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Edward J. McGowan

Mr. McGowan has served as one of our independent directors since September 14, 2021. Since March 2019, he has served as Executive Vice President and Chief Financial Officer of Akamai Technologies, Inc. (NASDAQ: AKAM), where he oversees all finance functions for Akamai worldwide and his responsibilities include directing the company’s accounting, tax, treasury, investor relations, financial planning and analysis, and business finance activities and operations. He began his career with Akamai in 2000 and has served in numerous roles across the organization since that time, including as Senior Vice President, Finance, Senior Vice President, Global Sales Media & Carrier Division, and Vice President, Global Carrier Strategy & Sales. Since joining Akamai, he has been instrumental in the development of many strategic alliances with major global carriers including AT&T, Telefonica, PLDT, Bell Canada, Telstra, Orange, and Singtel, and was instrumental in helping to establish Akamai’s Carrier Products business in 2012, in addition to leading numerous mergers and acquisitions from 2005 to 2012. He received a BS from Providence College and a Certificate in Accountancy from Bentley College. We believe Mr. McGowan’s corporate finance and operational expertise together with his executive leadership experience in the technology and internet sector, makes him well-qualified to serve on our board of directors.

Elias Mendoza

Mr. Mendoza has served as one of our independent directors since September 14, 2021. He currently serves as Partner and Chief Operating Officer of Siris Capital Group, a private equity firm focused on making control investments in data, telecommunications, technology and technology-enabled business, which he joined in 2013. Prior to this, Mr. Mendoza was a Partner at Union Square Advisors, where he served as its Chief Operating Officer and a senior banker across the firm’s verticals. Mr. Mendoza previously held various senior positions at IBM, including Vice President and Global Head of Corporate Development. In such capacity, he was responsible for identifying, executing and integrating all acquisitions, investments and divestitures for the company on a worldwide basis. Mr. Mendoza received an AB from Princeton University and an MBA from Georgetown University. We believe Mr. Mendoza’s investment experience and expertise, particularly in the technology and telecom sectors, together with his extensive knowledge of the capital markets, makes him well-qualified to serve on our board of directors.

Dr. Alex Pentland

Dr. Pentland has served as one of our independent directors since September 14, 2021. He has served as a professor at MIT since 1987, with appointments in MIT Sloan School of Business, MIT Institute for Data, Systems, and Society and MIT School of Architecture and Planning. Since 1995, Dr. Pentland has served as the Toshiba Professor of Media, Arts and Sciences. He founded and currently directs the MIT Connection Science initiative, a program that pioneered computational social science, using big data and artificial intelligence to gain insight into human society, and the Trust: Data Alliance, an alliance of companies and nations building open-source software that fosters the development of a secure network of trusted data. He currently co-chairs the Institute of Electrical and Electronics Engineers (IEEE) Council on Extended Intelligence and serves on the board of the UN’s Global Partnership for Sustainable Development Data. Prior to joining the MIT faculty, Dr. Pentland served as Industrial Lecturer in Computer Science at Stanford University from 1983 to 1987 and as Senior Computer Science at SRI International, AI Center from 1982 to 1987. Dr. Pentland is one of the most-cited authors in computer science. He has authored numerous publications and has filed over one dozen patents in artificial intelligence, sensing and digital networking. In addition to his academic work, he is also an entrepreneur, and has founded companies including ginger.io, Reffanalytics.ai and Endor.com. He received a BS from the University of Michigan and a Ph.D. from MIT. We believe Dr. Pentland’s significant expertise in computer science and his extensive leadership experience, including as founder of numerous data-driven companies makes him well-qualified to serve on our board of directors.

Martin Schmidt

Mr. Schmidt has served as one of our independent directors since September 14, 2021. He has served as Provost of MIT since February 2014. Since 1988, Mr. Schmidt has been a member of the MIT faculty, and he was appointed as the Ray and Maria Stata Professor of Electrical Engineering and Computer Science in 2016. His teaching and research is in the areas of micro and nanofabrication of sensors, actuators and electronic devices; microelectromechanical systems; design of micromechanical sensors and actuators; and micro/nanofabrication technology. He is the co-author of more than 80 journal publications and 120 peer-reviewed conference proceedings. He is also an inventor on more than 30 issued U.S. patents. Mr. Schmidt is active in consulting with industry in the commercialization of technology. His research group has transferred a number of new technologies to industry, and he has co-founded or has been the co-inventor of the core technology of six start-up companies. Mr. Schmidt received a BS from the Rensselaer Polytechnic Institute and a SM and PhD degrees from the Massachusetts Institute of Technology. We believe Mr. Schmidt’s exceptional expertise in technological innovation and development, together with his experience advising and consulting start-up companies, makes him well-qualified to serve on our board of directors.

Barrie R. Zesiger

Ms. Zesiger has served as one of our independent directors since September 14, 2021. She is a Founding Partner and Managing Director of Zesiger Capital Group LLC, an investment advisory firm, which she co-founded in 1995. Since 2000, Ms. Zesiger has held various roles as a member of the Massachusetts Institute of Technology Corporation, which serves as the board of trustees of the Massachusetts Institute of Technology, including serving as a member of its Executive Committee from 2002 to 2019, and is currently a Corporation Life Member Emerita. Ms. Zesiger has served as a member of the board of directors of several private companies, including Compugen Ltd., Consensus Orthopedics, Inc., and Openservice, Inc. Since 1993, she has served on the board of directors of Asphalt Green, Inc., a nonprofit organization. She received a BA and J.D. from Stanford University. We believe Ms. Zesiger extensive knowledge of the capital markets and investment strategy, together with her significant experience board experience, makes her well-qualified to serve on our board of directors.

Advisory Board

Lee Barba

Mr. Barba has served as a member of our advisory board since September 14, 2021. He has over 45 years of experience in the financial markets. He has served as an advisor to Modern Meadow, Inc. since June 2012, and previously served as director of several public and private companies, including Spark Networks, Inc. from December 2014 to November 2016, LearnVest Inc. from December 2009 to November 2014, Kapitall, Inc. from March 2010 to February 2014 and EDAC Technologies Corp from January 2010 to June 2013. Previously, Mr. Barba served at thinkorswim Group Inc. and certain of its predecessor entities (collectively, “thinkorswim”) from 2000 until thinkorswim’s sale to TD Ameritrade, Inc. in 2009, serving as Chief Executive Officer and director from December 2001 until the company’s acquisition, and as Chairman from June 2002 until the company’s acquisition. From 1998 to 1999, Mr. Barba was the Chief Executive Officer of Openlink Financial LLC, and from 1997 to 1999 he served as President of Coral Energy, the natural gas trading subsidiary of Shell Oil Company. Prior to joining Coral Energy, Mr. Barba spent 22 years on Wall Street. He served as Managing Director of Bankers Trust Company from 1989 to 1997, where he was responsible for managing various global trading businesses, including the company’s European offices and its Global Risk Management Advisory business. From 1975 to 1977 and from 1983 to 1989, he held numerous roles at PaineWebber & Co., including Vice President and Managing Director, as well as leading its Municipal Securities Group and Fixed Income Division. From 1977 to 1983, he served as Vice President of Lehman Brothers Holdings Inc.

Richard Blunck

Mr. Blunck has served as a member of our advisory board since September 14, 2021. He served as the Executive Vice President, Digital Distribution of Fidelity Investments Inc. (“Fidelity”) from 2010 to 2020. He was also Fidelity’s Chief Marketing Officer from 2013 through 2015. During his tenure, Fidelity’s brokerage experienced consistently high consumer rankings along with significant customer, business and operating leverage growth. Prior to joining Fidelity, he was Senior Vice President, Digital at JP Morgan Chase & Co.’s retail brokerage business from 2003 to 2010. He currently serves as a venture investor and advisor to digital brands in multiple industries.

Jeff Chow

Mr. Chow has served as a member of our advisory board since September 14, 2021. He is SVP Product at InVisionApp Inc. (“InVision”), where he provides real-time collaborative tools to Fortune 100 companies and millions of product managers, designers, and developers. Prior to InVision, he served as SVP Product at Jobcase, Inc., Head of Product at TripAdvisor, Inc. and Lead Product Manager at Google Play Newsstand, a division of Google LLC. Mr. Chow was the co-founder of several consumer and mobile ventures, including Third Screen Media (acquired by AOL) and Springpad (acquired by Google).

John DiBacco

Mr. DiBacco has served as a member of our advisory board since September 14, 2021. He is the Asset Class Head at Chicago Trading Company (“CTC”), where he is building and operating a systematic credit trading business. Prior to joining CTC, he was a senior member of the Management Committee at Virtu Financial, Inc. (“Virtu”), responsible for exchange traded funds and equity trading. Prior to Virtu’s acquisition of KCG Holdings, Inc. (“KCG”) in July 2017, Mr. DiBacco was the Global Head of Equity Trading at KCG. He began his career at UBS Investment Bank, a division of UBS Group AG, where he spent 14 years in many capacities responsible for several U.S. and global trading businesses. He is currently a board member of the Miami Options Exchange.

Kevin Gentzel

Mr. Gentzel has served as a member of our advisory board since September 14, 2021. He joined Gannett Co., Inc.as its first Chief Revenue Officer in 2015, and oversees all advertising and marketing solutions revenue in North America, including that of USA TODAY, ReachLocal and over 260 local news properties. He previously served in a number of senior sales and marketing roles at large media organizations, including as Head of North American Advertising Sales for Yahoo, Inc., Chief Revenue Officer of The Washington Post Company and President and Chief Revenue Officer of Forbes Media LLC.

Andrew Goldberger

Mr. Goldberger has served as a member of our advisory board since September 14, 2021. He is the founder and Chief Executive Officer of Magic Car Wash, a private equity-backed chain in the auto services industry. He has over 15 years of experience launching, managing and advising fintech and services businesses. Previously, Mr. Goldberger was the founder and Chief Executive Officer of Smart Tuition Holdings, LLC, a leading K-12 tuition payments processor for millions of households, before its sale to Blackbaud Inc. in 2015. He was also the founder and Chief Executive Officer of ParishPay, LLC, a payment processor churches and religious non-profits, which was acquired by Yapstone, Inc.

Jeff LeBlanc

Mr. LeBlanc, one of our founders, has served as a member of our advisory board since September 14, 2021. He is the co-founder of Sputnik 84, LLC (“Out of Print”), a direct-to-consumer merchandise platform for readers that was acquired by Penguin Random House LLC in 2017. He has over 20 years of experience in investing, advising startups, managing operations and launching new ventures. Mr. LeBlanc previously served in analyst roles at Greenlight Capital, Inc., where he covered long/short equity investments, as well as GE Capital and McKinsey and Co.

Robert C. Pozen

Mr. Pozen has served as a member of our advisory board since September 14, 2021. Mr. Pozen currently serves as a director of AMC, a division of the International Finance Corporation, a senior lecturer at MIT Sloan School of Management, Chairman of the Advisory Board of Agility, Chairman of the Leadership Council of the Tax Policy Center, a trustee of the IFRS Foundation, and a director of Brixton Biosciences. Mr. Pozen previously served as a director of several public companies, including Nielsen Holdings plc (2010 to May 2021), Medtronic plc (2004 to December 2018) and BCE Inc. (2002 to 2010). From July 2010 to December 2011, Mr. Pozen was Chairman Emeritus of MFS Investment Management. Prior to that, he was Chairman of MFS Investment Management from February 2004 to June 2010. In 2003, he served as Secretary of Economic Affairs for the Commonwealth of Massachusetts. Mr. Pozen was also the John Olin Visiting Professor, Harvard Law School from 2002 to 2004 and the Chairman of the SEC Advisory Committee on Improvements to Financial Reporting from 2007 to 2008. From 1987 through 2001, Mr. Pozen worked for Fidelity Investments in various capacities, serving as President of Fidelity Management and Research Co. from 1997 through 2001. Mr. Pozen is the author of numerous books, and he is a regular contributor to the Financial Times, MarketWatch, the Wall Street Journal and the Harvard Business Review. He received a BA from Harvard College and a JD from Yale Law School.

David Siegel

Mr. Siegel has served as a member of our advisory board since September 14, 2021. He is the Chief Executive Officer of Meetup, Inc. (“Meetup”), the largest online platform for finding and building local community. He has over 20 years of experience as a technology and digital media executive leading organizations through innovative product development, rapid revenue growth, and digital traffic acceleration. Prior to joining Meetup, Mr. Siegel was Chief Executive Officer of Investopedia LLC, and before that, he served as President of Seeking Alpha Inc. He is an adjunct professor at Columbia University, where he teaches strategic planning and entrepreneurship.

Number and Terms of Office of Officers and Directors

Our board of directors has nine members, six of whom are deemed “independent” under SEC and Nasdaq rules. We may not hold an annual meeting of stockholders until after we consummate our initial business combination.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our directors may consist of a chairman of the board, and that our officers may consist of chief executive officer, president, chief financial officer, executive vice president(s), vice president(s), secretary, treasurer and such other officers as may be determined by the board of directors.

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Executive Compensation

No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined by a compensation committee constituted solely of independent directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Director Independence

Nasdaq requires that a majority of our board must be composed of “independent directors.” Currently, Messrs. Kramer, Mendoza, McGowan, Pentland and Schmidt and Ms. Zesiger would each be considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will only enter into a business combination if it is approved by a majority of our independent directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must also be approved by our audit committee and a majority of disinterested independent directors.

Committees of the Board of Directors

Our board of has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Effective as of the date of this prospectus, we have established an audit committee of the board of directors, which consists of Messrs. McGowan and Mendoza and Ms. Zesiger, each of whom is an independent director under Nasdaq’s listing standards. Mr. McGowan is the Chairperson of the audit committee. Each member of the audit committee is financially literate, and our board of directors has determined that Mr. McGowan qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

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●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Compensation Committee

Effective as of the date of this prospectus, we have established a compensation committee of the board of directors, which consists of Messrs. McGowan and Mendoza, each of whom is an independent director under Nasdaq’s listing standards. Mr. Mendoza is the Chairperson of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving the compensation (if any) of all of our executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees will be exclusively comprised of our independent directors, in accordance with Rule 5605 of the Nasdaq rules. As there is no standing nominating committee, we do not have a nominating committee charter in place.

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The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of Ethics

Effective upon consummation of this offering, we adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

●	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

●	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

●	Unless we consummate our initial business combination, our officers, directors, insiders and advisory board members will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital.

●	The insider shares beneficially owned by our officers and directors will be released from escrow only if our initial business combination is successfully completed. Additionally, if we are unable to complete an initial business combination within the required time frame, our officers and directors will not be entitled to receive any amounts held in the trust account with respect to any of their insider shares. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect our initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. In order to minimize potential conflicts of interest which may arise from multiple affiliations, our officers and directors (other than our independent directors) have agreed to present to us for our consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of: (1) our consummation of an initial business combination and (2) 15 months from the date of this prospectus (or up to 21 months from the date of this prospectus if we extend the period of time to consummate a business combination). This agreement is, however, subject to any pre-existing fiduciary and contractual obligations such officer or director may from time to time have to another entity. Accordingly, if any of them becomes aware of a business combination opportunity which is suitable for an entity to which he or she has pre-existing fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the pre-existing fiduciary duties or contractual obligations of our officers and directors will materially undermine our ability to complete our business combination because in most cases the affiliated companies are closely held entities controlled by the officer or director or the nature of the affiliated company’s business is such that it is unlikely that a conflict will arise.

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The following table summarizes the current pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Individual	Name of Affiliated Company	Entity’s Business	Affiliation
Manish Jhunjhunwala	Trefis	A financial information and technology company	Chief Executive Officer
Mark H. Madden	Covenant Advisors LLC Clozex Medical, Inc.	Investment firm Developer of skin closure devices for surgical incisions and traumatic lacerations	Managing Partner Board director, Treasurer, Corporate Secretary
	BWS Partners LLC	Investment firm	Managing Member
Alok R. Prasad	CashRepublic Holding, Inc.	A fintech company providing banking alternatives to consumers	Chief Executive Officer, Director
Lawrence S. Kramer	Advance Local	Media group that operates the leading news and information companies in more than 20 U.S. cities	Director
Elias Mendoza	Siris Capital Group	Private equity firm	Partner and Chief Operating Officer
Edward J. McGowan	Akamai Technologies, Inc.	A global content delivery network, cybersecurity, and cloud service company	Executive Vice President and Chief Financial Officer
Dr. Alex Pentland	Massachusetts Institute of Technology	University	Professor
Martin Schmidt	Massachusetts Institute of Technology	University	Provost
Barrie R. Zesiger	Zesiger Capital Group LLC	An investment advisory firm	Co-Founder and Managing Director
	Massachusetts Institute of Technology	University	Member of the Corporation
	Asphalt Green, Inc.	Non-profit organization	Member of the board of directors

Our insiders have agreed, pursuant to a letter agreement, to offer all suitable business combination opportunities to us before any other person or company until the consummation by us of a business combination, subject to any pre-existing contractual or fiduciary obligations they may have; provided, that our insiders shall not be limited with respect to their individual activity as a sponsor or independent director of a separate special purpose acquisition vehicle that does not conflict or compete with us.

Our insiders and advisory board members have agreed to vote any shares of common stock held by them in favor of our initial business combination. In addition, they have agreed to waive their respective rights to receive any amounts held in the trust account with respect to their insider shares if we are unable to complete our initial business combination within the required time frame. If they purchase shares of common stock in this offering or in the open market, however, they would be entitled to receive their pro rata share of the amounts held in the trust account if we are unable to complete our initial business combination within the required time frame, but have agreed not to convert such shares in connection with the consummation of our initial business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or insiders, unless we have obtained (i) an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). Furthermore, in no event will our insiders or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

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Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. Notwithstanding the foregoing, as set forth in our amended and restated certificate of incorporation, such indemnification will not extend to any claims our insiders may make to us to cover any loss that they may sustain as a result of their agreement to pay debts and obligations to target businesses or third parties or other entities that are owed money by us for services rendered or contracted for or products sold to us as described elsewhere in this prospectus.

Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus and upon completion of the sale of our shares of common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

●	each of our officers and directors; and

●	all of our current officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of any shares of common stock issuable upon exercise of the warrants as the warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering and Private Placement			After Offering
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock		Approximate Percentage of Outstanding Shares of Common Stock	Amount and Nature of Beneficial Ownership of Common Stock(2)(3)	Approximate Percentage of Outstanding Shares of Common Stock
WinVest SPAC LLC	2,537,424	(4)	88.26%	2,204,380	17.64%
Manish Jhunjhunwala	53,576		1.86%	43,620	*
Mark H. Madden	28,000		*	24,000	*
Lawrence S. Kramer(5)	28,000		*	24,000	*
Elias Mendoza	28,000		*	24,000	*
Edward J. McGowan	28,000		*	24,000	*
Dr. Alex Pentland	28,000		*	24,000	*
Alok R. Prasad	28,000		*	24,000	*
Martin Schmidt	28,000		*	24,000	*
Barrie R. Zesiger(5)	28,000		*	24,000	*

All current directors and executive officers as a group (nine individuals)	277,576		9.65%	235,620	1.88%

*	Less than 1%.

(1)	The business address of each of the individuals is c/o WinVest Acquisition Corp., 125 Cambridgepark Drive, Suite 301, Cambridge, Massachusetts 02140.

(2)	Assumes no exercise of the over-allotment option and, therefore, an aggregate of 375,000 shares of common stock held by our sponsor are forfeited.

(3)	Excludes an aggregate of 10,000,000 private warrants.

(4)	Consists of shares owned by WinVest SPAC LLC, our sponsor. Jeff LeBlanc is the managing member of our sponsor and may be deemed to have beneficial ownership of the shares of common stock held directly by our sponsor. Mr. LeBlanc disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(5)	This individual is a member of our sponsor but does not have voting or dispositive control over shares held by our sponsor.

Immediately after this offering, our insiders and advisory board members will beneficially own approximately 20% of the then issued and outstanding shares of common stock (assuming they do not purchase any units offered by this prospectus). Because of the ownership block held by our insiders, such individuals may be able to effectively exercise influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, an aggregate of up to 375,000 insider shares will be forfeited in amounts as determined amongst the holders of such insider shares and not proportional to their ownership percentages in our shares of common stock. Only a number of shares necessary to maintain our insiders’ and advisory board’s collective 20.0% ownership interest in our shares of common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option will be forfeited.

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All of the insider shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Subject to certain limited exceptions, 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of our initial business combination and the date the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the insider shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of our initial business combination or earlier in either case if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Up to 375,000 of the insider shares may also be released from escrow earlier than this date for cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (1) transfers among the insiders, to our officers, directors, advisors and employees, (2) transfers to an insider’s affiliates or its members upon its liquidation, (3) transfers to relatives and trusts for estate planning purposes, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased or (7) transfers to us for cancellation in connection with the consummation of an initial business combination, in each case (except for clause 7) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the insider shares. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the insider shares.

In addition, our sponsor and/or its designee have committed to purchase from us an aggregate of 10,000,000 private warrants (or 10,900,000 private warrants if the over-allotment option is exercised in full) at a purchase price of $0.50 per private warrant, or $5,000,000 (or $5,450,000 if the over-allotment option is exercised in full) in the aggregate, in a private placement that will close simultaneously with the closing of this offering. A portion of the proceeds we receive from these purchases equal to $3,000,000 (or $3,450,000 if the over-allotment option is exercised in full) will be placed in the trust account as described in this registration statement so that at least $10.10 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part.

In order to meet our working capital needs following the consummation of this offering, our initial stockholders, officers and directors or their affiliates or our sponsor may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount it deems reasonable in their sole discretion. The notes would either be paid upon consummation of our initial business combination, without interest, or, at such lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into private warrants at a price of $0.50 per warrant (which, for example, would result in such lender being issued 1,000,000 private warrants at a purchase price of $0.50 per warrant if $500,000 of notes were so converted). If we do not complete a business combination, any outstanding loans from our initial stockholders, officers and directors or their affiliates or our sponsor, will be repaid only from amounts remaining outside our trust account, if any.

Our sponsor and our executive officers and directors are deemed to be our “promoters,” as that term is defined under the federal securities laws.

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CERTAIN TRANSACTIONS

In March 2021, we sold an aggregate of 2,875,000 shares of our common stock for $25,000, or approximately $0.01 per share, to our sponsor.

If the underwriters do not exercise all or a portion of their over-allotment option, our insiders will forfeit up to an aggregate of 375,000 insider shares in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we will record the forfeited shares as treasury stock and simultaneously retire the shares. Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

Prior to the effectiveness of this registration statement, our sponsor transferred an aggregate of 277,576 of its insider shares to our directors for their board service for no cash consideration. Up to 41,956 of these shares are subject to forfeiture in the event the underwriters’ over-allotment option is not exercised. In addition, prior to the effectiveness of this registration statement, our sponsor transferred an aggregate of 60,000 of its insider shares to certain members of the advisory board for their services. None of these shares are subject to forfeiture in the event the underwriters’ over-allotment option is not exercised.

In order to meet our working capital needs following the consummation of this offering, our initial stockholders, officers and directors or their affiliates or our sponsor may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The notes would either be paid upon consummation of our initial business combination, without interest, or, at such lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into private warrants at a price of $0.50 per warrant (which, for example, would result in such lender being issued 1,000,000 private warrants at a purchase price of $0.50 per warrant if $500,000 of notes were so converted). If we do not complete a business combination, any outstanding loans from our initial stockholders, officers and directors or their affiliates or our sponsor, will be repaid only from amounts remaining outside our trust account, if any.

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of any shares our insiders, officers, directors, advisory board members or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to three demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the shares issued in payment of working capital loans made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

On March 16, 2021, the company issued to our sponsor a promissory note in the principal amount of up to $300,000. The promissory note contains a drawdown feature such that at any time prior to the consummation of this offering we may draw up to an aggregate of $300,000 for general working capital expenses. The note is non-interest bearing and is payable on the earlier of December 31, 2021 and the date on which we consummate our initial public offering.

No compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our insiders, any of the members of our management team or advisory board, for services rendered to us prior to, or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

Concurrently with our initial business combination, we currently intend to combine with Trefis. The resulting combined company would inherit our Nasdaq listing and its common stock, rights and warrants would be publicly traded. We believe the combination of Trefis, us and a target business in the financial services industry, including financial media, brokerage, banking, investing and wealth management sectors under the Trefis umbrella will allow the resulting combined company to leverage Trefis’s existing licenses, experienced management team and geographic footprint and offer significant synergy and long-term value creation opportunities for our investors and serve as a platform for further growth.

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We have not entered into any letter of intent or definitive agreement with Trefis, nor have we agreed to valuation or other key terms and conditions with respect to such a possible combination transaction. As a result, even though we intend to combine with Trefis concurrently with the completion of our initial business combination, we cannot provide any assurance that such a merger with Trefis will occur at all, even if we complete an initial business combination with a target business, or, if it does, we cannot provide any assurance as to the timing or terms thereof. We will not, however, complete an initial business combination with only Trefis. In addition, we will likely not consummate a combination with Trefis if the target business with respect to our initial business combination is not within the financial services industry and adjacent industries, including the social media, e-commerce, events, and digital publishing and marketing sectors. See “Trefis Business” for additional information about Trefis. If we pursue a merger with Trefis concurrently with our initial business combination, a committee of our disinterested directors will negotiate the terms and conditions of such merger (including the valuation of Trefis) on our behalf. Such committee of disinterested directors would also obtain an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that commonly renders valuation opinions that the proposed merger with Trefis is fair to our company and our stockholders from a financial point of view. Our public stockholders will have the same voting and redemption rights with respect to any merger with Trefis as are applicable to our initial business combination and described elsewhere in this prospectus. We will only complete a combination with Trefis, if at all, simultaneously with, or subsequent to, our initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive officer and director compensation.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested independent directors, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Mr. Jhunjhunwala, our Chief Executive Officer, is the Chief Executive Officer of Trefis and beneficially owns approximately 22% of Trefis. Messrs. Madden, McGowan and Pozen are investors in Trefis. As of the date of this prospectus, each beneficially own less than 5% of Trefis. Each of Mr. Kramer and Ms. Zesiger is a member of our sponsor but does not have voting or dispositive control over shares held by our sponsor. In addition, certain investors in Trefis, who beneficially own 16.3% of Trefis in the aggregate, also own approximately 40% of our sponsor in the aggregate. Mr. LeBlanc, who is a member of our advisory board and is the managing member of our sponsor, beneficially owns less than 5% of Trefis.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors or initial stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

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DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. As of the date of this prospectus, 2,875,000 shares of common stock are outstanding, held by 16 stockholders of record. The following description summarizes all of the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation, bylaws, and the forms of warrant agreement, which are filed as exhibits to the registration statement of which this prospectus is a part.

Units

Each unit has an offering price of $10.00 and consists of one share of common stock, one right and one redeemable warrant. Each right entitles the holder to receive one-fifteenth (1/15) of a share of common stock. Each redeemable warrant entitles the holder thereof to purchase one half of one share of common stock. Each redeemable warrant has an exercise price $11.50 per whole share and shall expire on the five-year anniversary of the consummation of our initial business combination. In addition, we will not issue fractional shares. As a result, you must have 15 rights to receive a share of common stock at the closing of the initial business combination and you must exercise warrants in multiples of two warrants, at a price of $11.50 per full share, subject to adjustment as described in this prospectus, to validly exercise your warrants.

The common stock, rights and warrants comprising the units will begin separate trading on the 30th day after the date of this prospectus unless Chardan Capital Markets, LLC, the representative of the underwriters, determines that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of common stock, rights and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock, rights and warrants.

In no event will the common stock, rights and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place two business days from the date the units commence trading. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

Our holders of record of our common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, our insiders, officers, directors and advisory board members have agreed to vote their respective shares of common stock owned by them immediately prior to this offering, including both the insider shares and any shares acquired in this offering or following this offering in the open market, in favor of the proposed business combination.

We will consummate our initial business combination only if public stockholders do not exercise conversion rights in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of the initial business combination and a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our insiders and advisory board members have agreed to waive their rights to share in any distribution with respect to their insider shares, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time period. However, if we anticipate that we may not be able to consummate our initial business combination within 15 months, we may, by resolution of our board of directors if requested by our sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 21 months to complete a business combination), subject to the deposit of additional funds into the trust account by our sponsor or its affiliates or designees as set out below. Our stockholders will not be entitled to vote or redeem their shares in connection with any such extension. Pursuant to the terms of our amended and restated certificate of incorporation, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account $1,000,000, or $1,150,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case, up to an aggregate of $2,000,000 or $2,300,000 if the underwriters’ over-allotment option is exercised in full), on or prior to the date of the applicable deadline, for each three month extension. Any such payments would be made in the form of a non-interest bearing loan and would be repaid, if at all, from funds released to us upon completion of our initial business combination. In the event that we receive notice from our sponsor five days prior to the applicable deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor is not obligated to fund the trust account to extend the time for us to complete our initial business combination

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Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their shares to us in any tender offer or have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed. If we hold a stockholder vote to amend any provisions of our amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, converting stockholders would be paid their pro rata portion of the trust account promptly following consummation of the business combination or the approval of the amendment to the amended and restated certificate of incorporation. Public stockholders who sell or convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. If the business combination is not consummated or the amendment is not approved, stockholders will not be paid such amounts.

Insider Shares

The insider shares are identical to the shares of common stock included in the units being sold in this offering, and our insiders have the same stockholder rights as public stockholders, except that (i) the insider shares are subject to certain transfer restrictions, as described in more detail below and (ii) our insiders and members of our advisory board have agreed (A) to vote their insider shares and any public shares acquired in or after this offering in favor of any proposed business combination, (B) not to propose, or vote in favor of, (x) an amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination) or (y) which adversely affects the rights of our public stockholders, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, net of taxes payable, divided by the number of then outstanding public shares, (C) not to convert any shares (including the insider shares) into the right to receive cash from the trust account in connection with a stockholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our amended and restated certificate of incorporation relating to the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination), and (D) that the insider shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the trust account if a business combination is not consummated.

On the date of this prospectus, the insider shares will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the consummation of our initial business combination and the remaining 50% of the insider shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions referred to above include (1) transfers among the insiders, to our officers, directors, advisors and employees, (2) transfers to an insider’s affiliates or its members upon its liquidation, (3) transfers to relatives and trusts for estate planning purposes, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased or (7) transfers to us for cancellation in connection with the consummation of an initial business combination, in each case (except for clause 7) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the insider shares.

Preferred Stock

We filed an amended and restated certificate of incorporation prior to the completion of this offering to authorize 1,000,000 shares of undesignated preferred stock, $0.0001 par value. No shares of preferred stock are being issued or registered in this offering. Pursuant to our amended and restated certificate of incorporation, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we reserve the right to do so in the future.

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Redeemable Warrants

Public Warrants

No warrants are currently outstanding. Each redeemable warrant entitles the registered holder to purchase one half of one share of common stock at a price of $11.50 per full share, subject to adjustment as discussed below, at any time commencing on the later of the completion of an initial business combination and 12 months from the closing of this offering. Because the warrants may only be exercised for whole numbers of shares, only an even number of warrants may be exercised at any given time. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrant holder. However, except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the day prior to the date of exercise. For example, if a holder held 300 warrants to purchase 150 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the consummation of a Business Combination at 5:00 p.m., Eastern Standard Time.

We may call the outstanding warrants for redemption (including the private warrants and warrants underlying the units that may be issued upon conversion of working capital loans), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our common shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

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In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination (net of redemptions), and (z) the Market Value is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no public warrants will be exercisable for cash and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of common stock outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying shares of common stock and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

An exchange offer made to both the publicly traded warrants and the warrants held by our sponsor on the same terms will not constitute an amendment requiring consent of any warrant holder.

Private Warrants

The private warrants are identical to the public warrants.

Rights

Each right represents the right to receive one-fifteenth (1/15) of one share of common stock upon the consummation of our initial business combination, so each holder of 15 rights will receive one share of common stock upon consummation of our initial business combination, whether or not we will be the surviving entity and even if the holder of such right redeemed all common stock held by him, her or it in connection with the initial business combination or an amendment to our amended and restated certificate of incorporation with respect to our pre-business combination activities. No fractional shares will be issued upon conversion of any rights, so holders must hold rights in denominations of 15 in order to receive a share of our common stock at the closing of our initial business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional common stock upon consummation of an initial business combination as the consideration related thereto has been included in the unit purchase price paid for by investors in this offering. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours).

As soon as practicable upon the occurrence of our initial business combination, we will direct holders of the rights to return their rights certificates to Continental Stock Transfer & Trust Company, in its capacity as rights agent. Upon receipt of the rights certificate, in a business combination in which we will be the surviving entity, we will issue to the registered holder of such rights the number of full shares of our common stock to which the holder is entitled.

If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis, and each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-fifteenth (1/15) share underlying each right (without paying any additional consideration) upon consummation of the business combination. More specifically, the right holder will be required to indicate his, her or its election to convert the rights into underlying shares as well as to return the original rights certificates to us.

If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless.

Promptly upon the consummation of our initial business combination, we will direct registered holders of the rights to return their rights to our rights agent. Upon receipt of the rights, the rights agent will issue to the registered holder of such right(s) the number of full shares of common stock to which he, she or it is entitled. We will notify registered holders of the rights to deliver their rights to the rights agent promptly upon consummation of such business combination and have been informed by the rights agent that the process of exchanging their rights for common stock should take no more than a matter of days. The foregoing exchange of rights is solely ministerial in nature and is not intended to provide us with any means of avoiding our obligation to issue the shares underlying the rights upon consummation of our initial business combination. Other than confirming that the rights delivered by a registered holder are valid, we will have no ability to avoid delivery of the shares underlying the rights. Nevertheless, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

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We will not issue any fractional shares upon conversions of the rights once the units separate, and no cash will be payable in lieu thereof. As a result, a holder must have 15 rights to receive one share of common stock at the closing of the initial business combination. In the event that any holder would otherwise be entitled to any fractional share upon exchange of his, her or its rights, we will reserve the option, to the fullest extent permitted by applicable law, to deal with any such fractional entitlement at the relevant time as we see fit, which would include the rounding down of any entitlement to receive common stock to the nearest whole share (and in effect extinguishing any fractional entitlement), or the holder being entitled to hold any remaining fractional entitlement (without any share being issued) and to aggregate the same with any future fractional entitlement to receive shares in the company until the holder is entitled to receive a whole number. Any rounding down and extinguishment may be done with or without any in lieu cash payment or other compensation being made to the holder of the relevant rights, such that value received on exchange of the rights may be considered less than the value that the holder would otherwise expect to receive. All holders of rights shall be treated in the same manner with respect to the issuance of shares upon conversions of the rights.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the rights agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Each of our rights agreement and warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights and holders of our warrants, which could limit the ability of rights holders and warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent, Rights and Warrant Agent

The transfer agent for our securities, rights agent for our rights and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004-1561.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 10% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Exclusive Forum For Certain Lawsuits

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Our amended and restated certificate of incorporation further provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States, including, in each case, the applicable rules and regulations promulgated thereunder.

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Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a Chairman of the Board or a Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be received by the Secretary at the principal at our executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Board of Directors

The election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

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SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 12,500,000 shares of common stock outstanding, or 14,375,000 shares of common stock if the over-allotment option is exercised in full. Of these shares, the 10,000,000 shares of common stock sold in this offering, or 11,500,000 shares of common stock if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

●	1% of the number of shares then outstanding, which will equal 125,000 shares of common stock immediately after this offering (or 143,750 shares of common stock if the over-allotment option is exercised in full); and

●	the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our insiders will be able to sell their insider shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration Rights

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of any shares our insiders, officers, directors or their affiliates, may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to three demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

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UNDERWRITING

Chardan Capital Markets, LLC is acting as the underwriter, the sole book-running manager of the offering and as the representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters, through the representative Chardan Capital Markets, LLC, have severally agreed to purchase from us on a firm commitment basis the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriter	Number of Units
Chardan Capital Markets, LLC	9,950,000
B. Riley Securities, Inc.	50,000
Total	10,000,000

A copy of the form of underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Listing of our Securities

Our units, common stock, rights and warrants will be listed on Nasdaq under the symbols “WINVU,” “WINV,” “WINVR” and “WINVW,” respectively. Our units have been approved for listing on Nasdaq. Following the date the shares of our common stock are eligible to trade separately, we anticipate that the shares of our common stock will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will continue to be listed on Nasdaq after this offering.

Pricing of this Offering

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $0.08 per unit.

Prior to this offering there has been no public market for our securities. The public offering price of the units was negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units include:

●	the history of other similarly structured blank check companies;

●	prior offerings of those companies;

●	our prospects for consummating our initial business combination with an operating business at attractive values;

●	our capital structure;

●	securities exchange listing requirements;

●	market demand;

●	expected liquidity of our securities; and

●	general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-allotment Option

We have granted the underwriters an option to purchase up to 1,500,000 additional units at the initial public offering price, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above.

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Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Unit	Without Over- allotment	With Over- allotment
Public offering price	$10.00	$100,000,000	$115,000,000
Discount(1)	$0.55	$5,500,000	$6,325,000
Proceeds before expenses(2)	$9.45	$94,500,000	$108,675,000

(1)	Such amount includes 3,500,000, or $0.35 per unit per unit (or $4,025,000 if the underwriters’ over-allotment option is exercised in full) payable to the underwriters for deferred underwriting discounts and commissions upon completion of a business combination.

(2)	The offering expenses are estimated at approximately $1,000,000 (excluding underwriting discounts).

In addition to the underwriting discount, we have agreed to pay to the underwriters for the FINRA-related fees and expenses of the underwriters’ legal counsel and certain diligence and other fees, and reimbursement for background checks on our directors and executive officers, which such fees and expenses are capped at an aggregate of $125,000 (which includes a $25,000 advance).

No discounts or commissions will be paid on the sale of the private warrants.

Right of First Refusal

Subject to certain conditions, we granted Chardan, for a period of 18 months after the date of the consummation of our business combination, but no longer than thirty-six (36) months after the consummation of this offering, a right of first refusal to act as book-running manager with at least 30% of the economics for any and all future public and private equity and debt offerings during such period by the us or any successor to or any subsidiary of ours.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing Transactions. The underwriters may make bids or purchases solely for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00 and the underwriters comply with all other applicable rules.

●	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus up to the amount of the over-allotment option. This is known as a covered short position. The underwriters may also create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus and the units allowed by the over-allotment option. This is known as a naked short position. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option. Determining what method to use in reducing the short position depends on how the units trade in the aftermarket following the offering. If the unit price drops following the offering, the short position is usually covered with shares purchased by the underwriters in the aftermarket. However, the underwriters may cover a short position by exercising the over-allotment option even if the unit price drops following the offering. If the unit price rises after the offering, then the over-allotment option is used to cover the short position. If the short position is more than the over-allotment option, the naked short must be covered by purchases in the aftermarket, which could be at prices above the offering price.

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●	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on Nasdaq, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 60 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Notice to Prospective Investors

European Economic Area

In relation to each member state of the European Economic Area the Prospectus Regulation lays down requirements for the drawing up, approval and distribution of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market situated or operating within a member state. An offer of units described in this prospectus may not be made to the public in that member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Regulation, except that, an offer of our units may be made to the public in that relevant member state at any time:

● to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

● to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

● in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 1(4) of the Prospectus Regulation.

provided that no such offer of units referred to in the bullet points above shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

For the purpose of this provision, the expression an “offer of units to the public” in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

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Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

●	where required by law, that the purchaser is purchasing as principal and not as agent;

●	the purchaser has reviewed the text above under Resale Restrictions; and

●	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Switzerland

The Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the Units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Units.

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Italy

This prospectus has not been submitted to the Commissione Nazionale per le Società e la Borsa, the Italian Securities Exchange Commission (“CONSOB”), for clearance and will not be subject to formal review or clearance by CONSOB.

Accordingly, the Units may not be offered, and copies of this prospectus or any other document relating to the shares may not be distributed in Italy except:

(a)	to “qualified investors” (investitori qualificati), as defined pursuant to Article 34-ter, first paragraph, letter b), of CONSOB regulation No. 11971 of May 14, 1999, as amended, concerning issuers (“Regulation No. 11971”), but excluding (i) small and medium enterprises and natural persons indicated in Regulation No. 11971 that have not been included in the register of qualified investors, (ii) management companies and financial intermediaries authorized to manage individual portfolios on behalf of third parties and (iii) fiduciary companies managing portfolio investments regulated by Article 60, paragraph 4 of Legislative Decree No. 415 of July 23, 1996; or

(b)	in other circumstances that are exempt from the rules on public offers pursuant to Article 100 of the Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Financial Act”), and its implementing CONSOB regulations, including Regulation No. 11971.

Any such offer, sale or delivery of the Units offered hereby or distribution of copies of this Prospectus, or any other document relating to the offering in the Republic of Italy must be in compliance with the selling restrictions under

(i)	made by soggetti abilitati (including investment firms (imprese di investimento), banks or financial intermediaries, as defined by Article 1, first paragraph, letter r), of the Italian Financial Act), to the extent duly authorized to engage in the offering and/or underwriting and/or purchase of financial instruments in the Republic of Italy in accordance with the relevant provisions of the Italian Financial Act, CONSOB Regulation 16190 of October 29, 2007, as amended, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Act”) and any other applicable laws and regulations; and

(ii)	in compliance with any other applicable requirements or limitations which may be imposed by CONSOB, the Bank of Italy or any other Italian regulatory authority.

Any investor purchasing the Units offered hereby is solely responsible for ensuring that any offer or resale of the shares it purchased occurs in compliance with applicable laws and regulations.

In accordance with Article 100-bis of the Italian Financial Act, the subsequent resale on the secondary market in the Republic of Italy of the Units offered hereby (which were part of an offer made pursuant to an exemption from the obligation to publish a prospectus) constitutes a distinct and autonomous offer that must be made in compliance with the public offer and prospectus requirement rules provided under the Italian Financial Act and the Regulation No. 11971 unless an exemption applies. Failure to comply with such rules may result in the subsequent resale of such shares being declared null and void and the intermediary transferring the shares may be liable for any damage suffered by the investors.

Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

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The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●	shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

●	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

●	where no consideration is or will be given for the transfer; or

●	where the transfer is by operation of law.

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LEGAL MATTERS

Haynes and Boone, LLP is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering, Greenberg Traurig, LLP, is acting as counsel to the underwriters.

EXPERTS

The financial statements of WinVest Acquisition Corp. as of March 31, 2021 and for the period from March 1, 2021 (inception) through March 31, 2021, appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of WinVest Acquisition Corp. to continue as a going concern, as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

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WINVEST ACQUISITION CORP.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of

WinVest Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of WinVest Acquisition Corp. (the “Company”) as of March 31, 2021, the related statements of income, stockholder’s equity and cash flows for the period from March 1, 2021 (inception) through March 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021, and the results of its operations and its cash flows for the period from March 1, 2021(inception) through March 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent on the completion of the proposed initial public offering described in Note 3 to the financial statements. The Company had a working capital deficiency as of March 31, 2021 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might become necessary should be the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2021.

Houston, TX

June 3, 2021, except for Notes 2 and 9 as to which the date is August 18, 2021

F-2

WINVEST ACQUISITION CORP.

BALANCE SHEETS

	June 30, 2021	March 31, 2021
	(Unaudited)	(Audited)
ASSETS

Current assets - cash	$25,000	$25,000
Deferred offering costs	276,860	76,894
Total assets	301,860	101,894

Total assets	$301,860	$101,894

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$196,083	$52,231
Related party payables	81,305	25,000
Total liabilities	277,388	77,231

Commitments and Contingencies (Note 6)

Stockholder’s equity:
Common stock, par value $0.0001, 100,000,000 shares authorized; 2,875,000 shares issued and outstanding as of June 30, 2021 and March 31, 2021, respectively (1)	288	288
Additional paid-in capital	24,712	24,712
Accumulated deficit	(528)	(337)
Total stockholder’s equity	24,472	24,663
Total liabilities and stockholder’s equity	$301,860	$101,894

(1) Includes up to 375,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).

The accompanying notes are an integral part of the financial statements.

F-3

WINVEST ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the Period from Inception (March 1, 2021) Through	For the Period from Inception (March 1, 2021) Through
	June 30, 2021	March 31, 2021
	(Unaudited)	(Audited)
Operating expenses	$528	$337
Loss from operations	(528)	(337)

Loss before income taxes	(528)	(337)
Benefit from (provision for) income taxes	-	-

Net loss	$(528)	$(337)

Weighted-average common shares outstanding, basic and diluted (1)	2,500,000	2,500,000
Basic and diluted net loss per common share	$(0.00)	$(0.00)

(1) Excludes up to 375,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).

The accompanying notes are an integral part of the financial statements.

F-4

WINVEST ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

					Total
	Common Stock		Additional	Accumulated	Stockholder’s
	Shares	Amount	Paid-in Capital	Deficit	Equity

Balance, March 1, 2021 (inception)	-	$-	-	-	$-
Issuance of common stock to founders for cash (1)	2,875,000	288	24,712	-	25,000
Net loss	-	-	-	(337)	(337)
Balance at March 31, 2021 (Audited)	2,875,000	288	24,712	(337)	24,663

Net loss	-	-	-	(191)	(191)
Balance at June 30, 2021 (Unaudited)	2,875,000	$288	$24,712	$(528)	$24,472

(1) Includes up to 375,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).

The accompanying notes are an integral part of the financial statements.

F-5

WINVEST ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the Period from Inception (March 1, 2021) Through	For the Period from Inception (March 1, 2021) Through
	June 30, 2021	March 31, 2021
	(Unaudited)	(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(528)	$(337)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation costs paid by third-party	337	337
Changes in operating assets and liabilities:
Changes in accounts payable and accrued liabilities	191	-
Net cash used in operating activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash proceeds from issuance of common stock to founders	25,000	25,000
	25,000	25,000

NET CHANGE IN CASH	25,000	25,000
Cash - Beginning of period	-	-
Cash - End of period	$25,000	$25,000

SUPPLEMENTAL CASH FLOW INFORMATION:
Non-cash investing and financing activities:
Deferred offering costs in accounts payable and accrued liabilities	$199,966	$52,231
Common stock issued for relief of related party advances	$25,000	$25,000

The accompanying notes are an integral part of the financial statements.

F-6

WINVEST ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD MARCH 1, 2021 (INCEPTION) TO JUNE 30, 2021

NOTE 1 – NATURE OF THE ORGANIZATION AND BUSINESS

WinVest Acquisition Corp. (“WinVest” or the “Company”) was incorporated in the State of Delaware on March 1, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (“initial business combination”) with one or more businesses or entities. The Company has selected December 31 as its fiscal year end.

Throughout this report, the terms “our,” “we,” “us,” and the “Company” refer to WinVest Acquisition Corp.

As of June 30, 2021, the Company had not commenced core operations. All activity for the period from March 1, 2021 (inception) through June 30, 2021 relates to the Company’s formation and raising funds through the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of an initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering, further discussed in Note 3.

Net proceeds in the amount of $101,000,000, or $116,150,000 if the over-allotment option is exercised in full, from this Proposed Public Offering and the sale of the private warrants will be placed in a trust account in the United States maintained by Continental Stock Transfer & Trust Company, as trustee. The funds held in the trust account will be invested only in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete our initial business combination to the extent not used to pay converting stockholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

No compensation of any kind (including finders’, consulting or other similar fees) will be paid to any of our existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after our initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after our initial business combination.

We intend to use the excess working capital available for miscellaneous expenses such as paying fees to consultants to assist us with our search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our insiders, officers and directors in connection with activities on our behalf as described below.

The allocation of the net proceeds available to us outside of the trust account, along with the interest earned on the funds held in the trust account available to us to pay our income and other tax liabilities, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above-described categories. If our estimate of the costs of undertaking due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to us from the trust account is insufficient as a result of the current low interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our sponsor or third parties, Our sponsor and/or founding shareholders may, but are not obligated to, loan us funds as may be required. Such loans would be evidenced by promissory notes that would either be paid upon consummation of our initial business combination, or, at such lender’s discretion. However, our sponsor and/or founding shareholders are under no obligation to loan us any funds or invest in us. If we are unable to obtain the necessary funds, we may be forced to cease searching for a target business and liquidate without completing our initial business combination.

F-7

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, in connection with our initial business combination and to pay our expenses relating thereto, including the deferred underwriting discounts and commissions payable to the underwriters in an amount equal to 3.5% of the total gross proceeds raised in the offering upon consummation of our initial business combination. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to pay the funds necessary to complete such liquidation and has agreed not to seek repayment of such expenses.

Basis of Presentation

The accompanying audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

COVID-19 Pandemic

In March 2020, the World Health Organization characterized the outbreak of the novel strain of coronavirus, specifically identified as COVID-19, as a global pandemic. This has resulted in governments enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to business, resulting in a global economic slowdown. Equity markets have experienced significant volatility and weakness and the governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions.

The current challenging economic climate may lead to adverse changes in cash flows, working capital levels and/or debt balances, which may also have a direct impact on the Company’s operating results and financial position in the future. The ultimate duration and magnitude of the impact and the efficacy of government interventions on the economy and the financial effect on the Company is not known at this time. The extent of such impact will depend on future developments, which are highly uncertain and not in the Company’s control, including new information which may emerge concerning the spread and severity of COVID-19 and actions taken to address its impact, among others. The repercussions of this health crisis could have a material adverse effect on the Company’s business, financial condition, liquidity and operating results.

F-8

In response to COVID-19, the Company has implemented working practices to address potential impacts to its operations, employees and customers, and will take further measures in the future if and as required. At present, we do not believe there has been any appreciable impact on the Company specifically associated with COVID-19.

NOTE 2 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements are presented in U.S Dollars.

Significant Accounting Policies

Use of Estimates

The preparation of financial statement in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of June 30, 2021 and March 31, 2021, respectively, we had no cash balances in bank deposit accounts that exceeded federally insured limits. There are no cash equivalents as of June 30, 2021 and March 31, 2021, respectively.

Offering Costs

Offering costs consist of professional fees, filing, regulatory and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering. As of June 30, 2021 and March 31, 2021, a total of $276,860 and $76,894, respectively, in offering costs were capitalized.

Accounting Treatment of Public and Private Warrants

The Company accounts for its Public and Private warrants as equity-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. In that respect, the Private Warrants, as well as any warrants underlying additional units the Company issues to the Sponsor, officers, directors, initial stockholders or their affiliates in payment of Working Capital Loans made to the Company, will be identical to the warrants underlying the Units being offered in the Initial Public Offering.

Accounting Treatment for Rights

The Company accounts for its Rights as equity-classified instruments based on an assessment of the Right’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the Rights are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the Rights meet all the requirements for equity classification under ASC 815, including whether the Rights are indexed to the Company’s own common stock, among other conditions for the equity classification. This assessment, which requires the use of professional judgement, is conducted at the time of Rights issuance.

No Rights are currently outstanding. Each Right may be traded separately commencing on the thirtieth day after the date of the filing of the Company’s prospectus containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of this Proposed Public Offering. If the Company is unable to complete an initial business combination within the required time period and the Company liquidates the funds held in the trust account, holders of rights will not receive any such funds for their rights, and the rights will expire worthless.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021 and March 31, 2021, respectively. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of June 30, 2021 and March 31, 2021, respectively, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

F-9

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the reporting period, excluding up to 375,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. Diluted earnings per share is computed similar to basic earnings per share, except the weighted average number of common shares outstanding are increased to include additional shares from the assumed exercise of share options, if dilutive. There are no outstanding dilutive or potentially dilutive instruments.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

NOTE 3 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of June 30, 2021 and March 31, 2021, the Company had $25,000, respectively, in its operating bank account and a working capital deficit of $252,388 and 52,231, respectively. The Company’s liquidity needs up to June 30, 2021 had been satisfied through proceeds from the issuance of common stock and a convertible note.

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes the realization of assets and the satisfaction of liabilities in the normal course of business. As of June 30, 2021 and March 31, 2021, the Company had an accumulated deficit of $528 and $337, respectively, and had not commenced any operations. All activity for the period from March 1, 2021 (inception) through June 30, 2021 relates to the Company’s formation and the Proposed Public Offering. The Company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from its Proposed Public Offering. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through the Proposed Public Offering. Although management has been successful to date in raising necessary funding, there can be no assurance that any required future financing can be successfully completed for twelve months from the issuance of these financial statements. Based on these circumstances, management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Accordingly, the accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 – INITIAL PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 10,000,000 units at a price of $10.00 per Unit for a total of $100,000,000, or $115,000,000 if the over-allotment option is exercised in full. Each Unit consists of one share of common stock, one right (“Right”) and one warrant (“Public Warrant”). Each Right entitles the holder thereof to receive one-fifteenth (1/15) of one share of common stock upon the consummation of an initial business combination. Each redeemable Public Warrant entitles the holder to purchase one half (1/2) of one share of common stock at a price of $11.50 per full share, subject to adjustment (see Note 7).

NOTE 5 – RELATED PARTY TRANSACTIONS

Sponsor Shares

On March 16, 2021, the Company’s sponsor, WinVest SPAC LLC (the “Sponsor”) purchased 2,875,000 shares (the “Founder Shares”) of the Company’s common stock for an aggregate price of $25,000.

Private Warrants

Our Sponsor has committed to purchase from us an aggregate of 10,000,000 private warrants at a purchase price of $0.50 per warrant, or $5,000,000 in the aggregate, in a private placement that will close simultaneously with the closing of this offering. A portion of the proceeds we receive from these purchases equal to $3,000,000 (or $3,450,000 if the over-allotment option is exercised in full) will be placed in the trust account as described in this registration statement so that at least $10.00 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part.

F-10

Related Party Advances

In order to finance transaction costs in connection with an initial business combination, the Sponsor has advanced funds to the Company totaling $81,305 and $25,000 as of June 30, 2021 and March 31, 2021, respectively.

Promissory Note - Related Party

On March 16, 2021, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000, of which $0 was outstanding under the Promissory Note as of June 30, 2021 and March 31, 2021, respectively. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the date on which the Company consummates its initial business combination. The Sponsor may elect to convert any portion or all of the amount outstanding under this Promissory Note into private warrants to purchase shares of common stock of the Company at a conversion price of $0.50 per warrant, and each warrant will entitle the holder to acquire one-half share of the Company’s common stock at an exercise price of $11.50 per share, commencing on the date of the initial business combination of the Company, and otherwise on the terms of the Private Warrants (see Note 7).

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of the majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the Founder Shares are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of this prospectus to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $2,000,000 in the aggregate (or $2,300,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering.

NOTE 7 – STOCKHOLDER’S EQUITY

Common Stock

The Company is authorized to issue an aggregate of 100,000,000 shares of common stock having a par value of $0.0001 per share.

From inception, March 1, 2021 through March 31, 2021, the Company issued 2,875,000 founder shares of common stock at a price of approximately $0.01 per share for total cash of $25,000. These founder shares include up to 375,000 shares of which are subject to forfeiture by the stockholder if the underwriters of the proposed initial public offering (“IPO”) of the Company pursuant to the registration statement on Form S-1 expected to be filed by the Company in connection with the IPO do not fully exercise their over-allotment option.

The 2,875,000 founder shares held or controlled by our founders include an aggregate of up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our founders will collectively own or control 20.0% of our issued and outstanding shares after this offering (assuming our founders do not purchase units in this offering).

F-11

Rights

No Rights are currently outstanding. Each Right may be traded separately commencing on the thirtieth day after the date of the filing of the Company’s prospectus containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Proposed Public Offering. If the Company is unable to complete an initial business combination within the required time period and the Company liquidates the funds held in the trust account, holders f rights will not receive any such funds for their rights, and the rights will expire worthless.

Public Warrants

No warrants are currently outstanding. Each redeemable warrant entitles the registered holder to purchase one half of one share of common stock at a price of $11.50 per full share, subject to adjustment as discussed below, at any time commencing on the later of the completion of an initial business combination and 12 months from the closing of this Proposed Public Offering. No warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis The warrants will expire five years from the consummation of a Business Combination.

We may call the outstanding warrants for redemption (excluding the private warrants and warrants underlying the units that may be issued upon conversion of working capital loans), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;
●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and
●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.”

In addition, if (x) the Company issues additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at an issue price or effective issue price of less than $9.50 per share of Common Stock (with such issue price or effective issue price to be determined in good faith by the Board), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for funding the initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Common Stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial business combination (such price, the “Market Value”) is below $9.50 per share, the Warrant Price shall be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the last sales price of the Common Stock that triggers the Company’s right to redeem the Warrants pursuant to Section 6.1 below shall be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

The Private Warrants, as well as any warrants underlying additional units the Company issues to the Sponsor, officers, directors, initial stockholders or their affiliates in payment of Working Capital Loans made to the Company, will be identical to the warrants underlying the Units being offered in the Initial Public Offering.

NOTE 8 – INCOME TAXES

The Company accounts for income taxes under ASC 740 - Income Taxes (“ASC 740”), which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

The Company had no material deferred tax assets as of June 30, 2021 and March 31, 2021.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required because it is more likely than not that all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company is subject to franchise tax filing requirements in the State of Delaware.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 18, 2021, the date the financial statements are available to be issued. Other than what has been disclosed below and reflected within the financial statements, there are no subsequent events identified that would require disclosure in the financial statements.

Amendment of Public Offering Terms

Subsequent to the initial confidential S-1 filing, the Company elected to amend the terms of the initial public offering of its securities. Each unit that the Company intends to offer has a price of $10.00 and consists of one share of common stock, par value $0.0001, one right, and one warrant, as described in more detail in this prospectus. The Company refers to the rights included in the units as “rights” and the warrants included in the units as “warrants” or the “public warrants.” Each right entitles the holder thereof to receive one-fifteenth (1/15) of one share of common stock upon the consummation of an initial business combination, as described in this prospectus. Each warrant entitles the holder thereof to purchase one half (1/2) of one share of common stock at a price of $11.50 per whole share, subject to adjustment as described in this prospectus. The Company will not issue fractional shares. As a result, investors in the initial public offering must have 15 rights to receive one share of common stock at the closing of the initial business combination and exercise warrants in multiples of two warrants, at a price of $11.50 per full share, subject to adjustment as described in this prospectus, to validly exercise their warrants. Each warrant will become exercisable on the later of one year after the closing of this offering or the consummation of an initial business combination, and will expire five years from the consummation of the Company’s initial business combination, or earlier upon redemption. If the Company is unable to consummate a business combination within 15 months from the closing of this offering (or up to 21 months, if the Company extends the time to complete a business combination as described in this prospectus), the Company will redeem 100% of the public shares using the funds in the trust account. In such event, the rights and public warrants will expire and be worthless.

The Company’s sponsor, WinVest SPAC LLC and/or its designees, have committed to purchase from the Company an aggregate of 10,000,000 warrants (or 10,900,000 warrants if the over-allotment option is exercised in full) at a purchase price of $0.50 per warrant, or $5,000,000 (or $5,450,000 if the over-allotment option is exercised in full) in the aggregate. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. A portion of the proceeds the Company receives from these purchases equal to $3,000,000 (or $3,450,000 if the over-allotment option is exercised in full) will be placed in the trust account as described in this registration statement so that at least $10.10 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part. The Company refers to these warrants throughout this prospectus as the “private warrants.” Each private warrant is identical to the public warrants sold in this offering.

F-12

$100,000,000

WinVest Acquisition Corp.

10,000,000 Units

PROSPECTUS

Sole Book-Running Manager

Chardan

September 14, 2021